SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
Viacom Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY

April 21, 2003

Dear Stockholder:

        You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Viacom Inc., which will be held at the Equitable Center, 787 Seventh Avenue (at 51st Street), New York, New York, at 10:00 a.m. on Wednesday, May 21, 2003. Holders of Class A Common Stock are being asked to vote on the matters listed on the attached Notice of 2003 Annual Meeting of Stockholders.

        National Amusements, Inc., which beneficially owns approximately 69% of the voting power of the Viacom common stock through its ownership of Class A Common Stock, has advised the Company that it intends to vote its shares of Class A Common Stock for each of these matters. Therefore, approval is assured.

        If you hold shares of Class A Common Stock, we urge you to mark, sign and return the enclosed proxy card promptly, even if you anticipate attending in person, to ensure that your shares of Class A Common Stock will be represented at the Annual Meeting. If you do attend, you will, of course, be entitled to vote your shares in person.

        Alternatively, if you are a registered holder of Class A Common Stock, you may vote by telephone or electronically online through the Internet by following the instructions included with the enclosed proxy card. If your shares are held in a brokerage account, you may be able to vote by telephone or electronically. Please go to www.icsdelivery.com/viacom and follow the directions under "Beneficial Stockholders" or call your broker to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 11:59 p.m. Eastern Daylight Time on May 20, 2003.

        If you plan to attend the Annual Meeting and are a registered holder of Class A Common Stock, you will need to mark the appropriate box on the enclosed proxy card, or so indicate if you vote by telephone or electronically, and an admission ticket will be sent to you. If you are a registered holder of Class B Common Stock or you hold shares of Class A or Class B Common Stock in a brokerage account and you plan to attend the Annual Meeting, you will need to obtain an admission ticket in advance by sending a written request along with proof of ownership, such as a bank or brokerage firm account statement for shares held in a brokerage account, to the Manager, Shareholder Relations, Viacom Inc., 1515 Broadway, 52nd Floor, New York, New York 10036-5794.

        Thank you, and I look forward to seeing you at the Annual Meeting.

                      Sincerely,

                      SUMNER M. REDSTONE
                       Chairman of the Board and
                      Chief Executive Officer

VIACOM INC.

NOTICE OF 2003 ANNUAL MEETING
AND PROXY STATEMENT

To Viacom Inc. Stockholders:

        The Annual Meeting of Stockholders of Viacom Inc. (the "Company") will be held at the Equitable Center, 787 Seventh Avenue (at 51st Street), New York, New York at 10:00 a.m. on Wednesday, May 21, 2003. The principal business of the meeting will be consideration of the following matters:

  1.
  The election of 17 directors;

  2.
  The adoption of an Amended and Restated Certificate of Incorporation of Viacom Inc.;

  3.
  The approval of the Amended and Restated Viacom Inc. Senior Executive Short-Term Incentive Plan;

  4.
  The ratification of the appointment of PricewaterhouseCoopers LLP to serve as independent auditors for Viacom Inc. for calendar year 2003; and

  5.
  Such other business as may properly come before the Annual Meeting or any adjournment thereof.

        The close of business on March 24, 2003 has been fixed as the record date for determining the holders of shares of the Company's Class A Common Stock entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder during ordinary business hours at the Company's corporate headquarters located at 1515 Broadway, New York, New York 10036-5794.

                      By order of the Board of Directors,

                      MICHAEL D. FRICKLAS
                       Secretary

April 21, 2003

PROXY STATEMENT

        A Proxy is being solicited by the Board of Directors of Viacom Inc. (the "Company" or "Viacom") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 21, 2003. Holders of shares of the Company's Class A Common Stock, $0.01 par value ("Class A Common Stock"), on the books of the Company at the close of business on March 24, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of March 24, 2003, the Company had outstanding 134,927,417 shares of Class A Common Stock, each of such shares being entitled to one vote, and 1,620,258,015 shares of non-voting Class B Common Stock, $0.01 par value ("Class B Common Stock" and, together with the Class A Common Stock, "Common Stock").

        A Proxy may be revoked at any time prior to being voted by written notice to the Secretary of the Company, by submission (including telephonic or electronic submission) of a Proxy bearing a later date or by voting in person at the meeting. Each valid and timely Proxy not revoked will be voted at the Annual Meeting in accordance with the instructions thereon or if no instructions are specified thereon, then the Proxy will be voted as recommended by the Board of Directors. The affirmative vote of the holders of a majority of the aggregate voting power of Class A Common Stock having voting power present in person or represented by proxy is required for the election of directors, the approval of the Amended and Restated Viacom Inc. Senior Executive Short-Term Incentive Plan (the "Proposed Plan") and the ratification of the appointment of the independent auditors. The affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock is required for the adoption of the proposed Amended and Restated Certificate of Incorporation. A broker non-vote with respect to the election of directors, the approval of the Proposed Plan or the ratification of the appointment of the independent auditors will have no effect on such matters. A broker non-vote with respect to the adoption of the proposed Amended and Restated Certificate of Incorporation will have the effect of a vote against the adoption. An abstention with respect to any matter brought before the meeting will have the effect of a vote against such matter.

        A Proxy for shares of Class A Common Stock held in the Company's or Blockbuster Inc.'s 401(k) plans may be revoked at any time prior to being voted by written notice to the Trustee of the respective plan or by submission (including telephonic or electronic submission) of a Proxy bearing a later date. Proxies for shares of Class A Common Stock held in the Company's or Blockbuster Inc.'s 401(k) plans that have not been voted will be voted in the same proportion as shares held in the respective plan that have been voted.

        As of March 24, 2003, National Amusements, Inc. ("National Amusements") beneficially owned approximately 69% of the Class A Common Stock and approximately 11% of the outstanding Class A Common Stock and Class B Common Stock on a combined basis. Sumner M. Redstone, the controlling stockholder of National Amusements, is Chairman of the Board and Chief Executive Officer of the Company.

        National Amusements has advised the Company that it intends to vote all of its shares of Class A Common Stock in favor of the election of the 17 nominated directors, the adoption of the proposed Amended and Restated Certificate of Incorporation, the approval of the Proposed Plan and the ratification of the appointment of the independent auditors. Such action by National Amusements will be sufficient to elect such directors, adopt the proposed Amended and Restated Certificate of Incorporation, approve the Proposed Plan and ratify the appointment of the independent auditors without any action on the part of any other holder of Class A Common Stock.

        The complete mailing address of the principal executive offices of the Company is 1515 Broadway, New York, New York 10036-5794. The Company intends to commence its distribution of the Proxy Statement and the Proxy on or about April 21, 2003.

ITEM 1—ELECTION OF DIRECTORS

        The election of 17 directors of the Company is proposed, each to hold office, in accordance with the Company's Restated Certificate of Incorporation and By-Laws, for one year and until his or her successor is elected and qualified. The Board currently consists of 18 members but will be reduced to 17 members at the time of the Annual Meeting. The Board of Directors proposes for election: George S. Abrams, David R. Andelman, Joseph A. Califano, Jr., William S. Cohen, Philippe P. Dauman, William H. Gray III, Alan C. Greenberg, Mel Karmazin, Jan Leschly, David T. McLaughlin, Shari Redstone, Sumner M. Redstone, Frederic V. Salerno, William Schwartz, Ivan Seidenberg, Patty Stonesifer and Robert D. Walter. All of the nominees other than Joseph A. Califano, William S. Cohen and Alan C. Greenberg are current members of the Company's Board of Directors. Four of the current directors, George H. Conrades, Ken Miller, Leslie Moonves and Brent Redstone, are not standing for re-election at the 2003 Annual Meeting. The persons named in the enclosed or attached Proxy will vote the shares of Class A Common Stock covered by such Proxy for the election of the director nominees set forth below, unless instructed to the contrary. If, for any reason, any of said nominees becomes unavailable for election, the holders of the Proxies may exercise discretion to vote for substitutes proposed by the Board. Management has no reason to believe that the persons named will be unable to serve if elected or will decline to do so.

INFORMATION CONCERNING DIRECTOR NOMINEES

        Set forth below is information concerning each nominee for director of the Company. All of the nominees are currently directors of the Company other than Joseph A. Califano, William S. Cohen and Alan C. Greenberg. A determination has been made by the Board of Directors that the nominees for director denoted with an asterisk (*) are independent of the Company and its management within the standards set forth in the Company's Corporate Governance Guidelines.

Nominee for Director	Company Offices and Principal Occupation
George S. Abrams Age 71 Director since 1987	Attorney associated with the law firm of Winer and Abrams in Boston, Massachusetts since 1969. Mr. Abrams is a trustee of the Museum of Fine Arts in Boston, the Harvard University Art Museums and The European Fine Arts Foundation. Mr. Abrams is a director of National Amusements and Sonesta International Hotels Corporation.
David R. Andelman Age 63 Director since December 2000
Attorney associated with the law firm of Lourie & Cutler, P.C. in Boston, Massachusetts since 1964. Mr. Andelman serves as a director and treasurer of Lourie & Cutler, P.C. He is a director of National Amusements.
Joseph A. Califano, Jr.* Age 71 First Time Nominee for Director
Chairman of the Board and President of The National Center on Addiction and Substance Abuse at Columbia University in New York City since 1992. Mr. Califano has served as Adjunct Professor of Public Health at Columbia University's Medical School and School of Public Health since 1992 and is a member of the Institute of Medicine of the National Academy of Sciences. Mr. Califano was senior partner of the Washington, D.C. office of the law firm Dewey Ballantine from 1983 to 1992. Mr. Califano served as the United States Secretary of Health, Education and Welfare from 1977 to 1979, and he served as President Lyndon B. Johnson's Assistant for Domestic Affairs from 1965 to 1969. He is the author of nine books. Mr. Califano is a director of Automatic Data Processing, Inc.

Nominee for Director	Company Offices and Principal Occupation
William S. Cohen* Age 62 First Time Nominee for Director
Chairman and Chief Executive Officer of The Cohen Group, a business consulting firm, since January 2001. Prior to that, Mr. Cohen served as the United States Secretary of Defense since January 1997. He served as a United States Senator from 1979 to 1997 and as a member of the United States House of Representatives from 1973 to 1979. He is a director of Cendant Corporation, Critical Path Software Inc., Head N.V., IDT Telecom, and NASDAQ.
Philippe P. Dauman Age 49 Director since 1987
Co-Chairman and Chief Executive Officer of DND Capital Partners, L.L.C., a private equity firm, since May 2000. Mr. Dauman served as Deputy Chairman of the Company from 1996 until May 2000 and Executive Vice President from 1994 until May 2000. From 1993 to 1998, Mr. Dauman also served as General Counsel and Secretary of the Company. Prior to that, he was a partner in the law firm of Shearman & Sterling in New York, which he joined in 1978. Mr. Dauman is a director of Blockbuster Inc. ("Blockbuster"), a majority-owned subsidiary of the Company, Genuity Inc., Lafarge North America Inc. and National Amusements.
William H. Gray III* Age 61 Director since May 2000
President and Chief Executive Officer of The College Fund/UNCF since 1991. From 1979 to 1991, Mr. Gray served as a member of the United States House of Representatives, Chairman of the Budget Committee and House Majority Whip. He is a director of Dell Corporation, Electronic Data Systems Corporation, Ezgov.com, J. P. Morgan Chase & Co., Pfizer Inc., Prudential Financial Company, Rockwell International Corporation and Visteon Corporation. Mr. Gray was a director of CBS Corporation until the merger of CBS Corporation with the Company in May 2000 (the "CBS Merger").
Alan C. Greenberg* Age 75 First Time Nominee for Director
Chairman of the Executive Committee of The Bear Stearns Companies Inc. ("Bear Stearns"). Mr. Greenberg served as Chairman of the Board of Bear Stearns from 1985 to 2001 and as its Chief Executive Officer from 1978 to 1993.

Nominee for Director	Company Offices and Principal Occupation
Mel Karmazin Age 59 Director since May 2000
President and Chief Operating Officer of the Company since May 2000. Mr. Karmazin served as President and Chief Executive Officer of CBS Corporation from January 1999 until the CBS Merger. He was President and Chief Operating Officer of CBS Corporation from April 1998 through December 1998. Mr. Karmazin joined CBS Corporation in December 1996 as Chairman and Chief Executive Officer of CBS Radio and served as Chairman and Chief Executive Officer of the CBS Station Group (Radio and Television) from May 1997 to April 1998. Prior to joining CBS Corporation, Mr. Karmazin served as President and Chief Executive Officer of Infinity Broadcasting Corporation ("Infinity") from 1981 until its acquisition by CBS Corporation in December 1996. Mr. Karmazin served as Chairman, President and Chief Executive Officer of Infinity from December 1998 until the merger of Infinity with the Company in February 2001 (the "Infinity Merger"). Mr. Karmazin is Vice Chairman of the Board of Trustees for The Museum of Television and Radio and is a director of Blockbuster, the New York Stock Exchange, Inc. ("NYSE") and Westwood One, Inc. Mr. Karmazin was a director of CBS Corporation at the time of the CBS Merger and was a director of Infinity until the Infinity Merger.

Jan Leschly* Age 62 Director since May 2000
Chairman and Chief Executive Officer of Care Capital L.L.C., a private equity firm, since May 2000. Mr. Leschly served as the Chief Executive Officer of SmithKline Beecham Corp. from 1994 until April 2000. He served as Chairman of SmithKline Beecham's Worldwide Pharmaceutical business from 1990 to 1994 and has been a director of SmithKline Beecham Corp. since 1990. Prior to that, Mr. Leschly was President and Chief Operating Officer of Squibb Corporation. Before joining Squibb Corporation in 1979, he served as Executive Vice President and President of the Pharmaceutical Division of Novo-Nordisk for eight years. Mr. Leschly serves on The International Advisory Board of DaimlerChrysler and is Chairman of the International Tennis Hall of Fame. He is a director of the American Express Co. and The Maersk Group and was a director of CBS Corporation at the time of the CBS Merger.
David T. McLaughlin* Age 71 Director since May 2000
Chairman of the Board of Orion Safety Products (formerly Standard Fusee Corporation) since 1988 and Chief Executive Officer from 1988 to December 31, 2000. Mr. McLaughlin served as Chairman of The Aspen Institute from 1987 to 1988 and was appointed President and Chief Executive Officer in 1988, a position he held until 1997. Upon his retirement from The Aspen Institute in 1997, he was named president emeritus. Mr. McLaughlin was President of Dartmouth College from 1981 to 1987. He served as Chairman and Chief Executive Officer of Toro Company from 1977 to 1981, after serving in various management positions at Toro Company since 1970. Mr. McLaughlin became Chairman of the Board of CBS Corporation in January 1999 and served as a director of CBS Corporation from 1979 until the CBS Merger. He served as a director of Infinity until the Infinity Merger. Mr. McLaughlin is Chairman of the American Red Cross.

Nominee for Director	Company Offices and Principal Occupation
Shari Redstone Age 49 Director since 1994	President of National Amusements since January 2000. Prior to that, Ms. Redstone served as Executive Vice President of National Amusements since 1994. She practiced law from 1978 to 1993; her practice included corporate law, estate planning and criminal law. Ms. Redstone is a member of the Board of Directors and Executive Committee for the National Association of Theatre Owners, Co- Chairman and Co-Chief Executive Officer of MovieTickets.com, Inc., Chairman and Chief Executive Officer of CineBridge Ventures, Inc., Chairman and Chief Executive Officer of Rising Star Media, a member of the Board of Trustees at Dana Farber Cancer Institute and a member of the Board of Directors at Combined Jewish Philanthropies. She is also on the Board of Directors of the John F. Kennedy Library Foundation and a member of the Board of Overseers at Brandeis University and was formerly a member of the Board of Trustees at Tufts University. Ms. Redstone is a director of National Amusements.
Sumner M. Redstone Age 79 Director since 1986	Chairman of the Board of the Company since 1987 and Chief Executive Officer since 1996. Mr. Redstone has served as Chairman of the Board of National Amusements since 1986 and Chief Executive Officer of National Amusements since 1967. He also served as President of National Amusements from 1967 through 1999. He is a member of the Advisory Council for the Academy of Television Arts and Sciences Foundation and is on the Board of Trustees for The Museum of Television and Radio. Mr. Redstone served as the first Chairman of the Board of the National Association of Theatre Owners and is currently a member of its Executive Committee. Since 1982, Mr. Redstone has been a member of the faculty of Boston University Law School, where he has lectured on entertainment law, and since 1994, he has been a Visiting Professor at Brandeis University. He has also been a frequent lecturer at colleges, including Harvard Law School. Mr. Redstone graduated from Harvard University in 1944 and received a LL.B. from Harvard University School of Law in 1947. Upon graduation, Mr. Redstone served as Law Secretary with the United States Court of Appeals, and then as a Special Assistant to the United States Attorney General. He served as a director of Infinity until the Infinity Merger. Mr. Redstone is a director of Blockbuster.
Frederic V. Salerno* Age 59 Director since 1994	Vice Chairman and Chief Financial Officer of Verizon Communications Inc. ("Verizon"), formerly Bell Atlantic Corporation ("Bell Atlantic"), from June 2000 to October 2002. Prior to that, Mr. Salerno served as Vice Chairman and Chief Financial Officer of Bell Atlantic since August 1997. Prior to the merger of Bell Atlantic and NYNEX Corporation ("NYNEX"), he served as Vice Chairman Finance and Business Development of NYNEX from 1994 to 1997. Mr. Salerno was Vice Chairman of the Board of NYNEX and President of the NYNEX Worldwide Services Group from 1991 to 1994. Mr. Salerno is Chairman of the Board of Lynch Interactive Corp. and a director of Akamai Technologies, Inc., Avnet Inc., The Bear Stearns Companies, Inc., Consolidated Edison, Inc. and Dun & Bradstreet Corp.

Nominee for Director	Company Offices and Principal Occupation
William Schwartz* Age 69 Director since 1987
Counsel to Cadwalader, Wickersham & Taft since 1988. Mr. Schwartz also served as Vice President for Academic Affairs (the chief academic officer) of Yeshiva University from 1993 to July 1998 and has been University Professor of Law at Yeshiva University and the Cardozo School of Law since 1991. He was Dean of the Boston University School of Law from 1980 to 1988 and a professor of law at Boston University from 1955 to 1991. Mr. Schwartz was Chairman of the Board of UST Corporation and is a member of the Advisory Board of WCI Steel, Inc. He is an honorary member of the National College of Probate Judges. He served as Chairman of the Boston Mayor's Special Commission on Police Procedures and was formerly a member of the Legal Advisory Board of the NYSE.
Ivan Seidenberg* Age 56 Director since 1995
President and Chief Executive Officer of Verizon (formerly Bell Atlantic) since April 1, 2002. Mr. Seidenberg served as President and Co-Chief Executive Officer of Verizon from June 2000 until April 2002. Prior to that, Mr. Seidenberg served as Chairman of the Board of Bell Atlantic since December 1998 and Chief Executive Officer since June 1998. Prior to the merger of Bell Atlantic and NYNEX, he served as Chairman and Chief Executive Officer of NYNEX since 1995. Mr. Seidenberg is a director of Honeywell International Inc., Verizon and Wyeth.
Patty Stonesifer* Age 46 Director since May 2000
Co-Chair and President of the Bill and Melinda Gates Foundation (the "Foundation") since 1999. From 1997 to 1999, Ms. Stonesifer served as Chairwoman and President of the Gates Learning Foundation until it combined with the William H. Gates Foundation to form the Foundation. Prior to that, Ms. Stonesifer ran her own management consulting firm from 1996 to 1997. From 1988 to 1996, she held various senior management positions at Microsoft Corporation including Senior Vice President, Interactive Media Division, and Senior Vice President, Consumer Division. Ms. Stonesifer is a director of Amazon.com and she was a director of CBS Corporation at the time of the CBS Merger.
Robert D. Walter* Age 57 Director since May 2000
Founder, Director, Chairman and Chief Executive Officer of Cardinal Health, Inc. since 1971. He is a member of the Boards of Trustees of Battelle Memorial Institute and Ohio University. Mr. Walter is a director of American Express Co. and was a director of CBS Corporation at the time of the CBS Merger and a director of Infinity until the Infinity Merger.

Shari Redstone is Sumner Redstone's daughter. None of the other nominees for director is related to any other director or executive officer of the Company by blood, marriage or adoption.

        The Board of Directors recommends a vote "FOR" the election of the nominees for director named above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Set forth below, as of December 31, 2002 except as otherwise noted, is certain information concerning beneficial ownership of each equity security of the Company and Blockbuster by (i) each director and nominee, (ii) each of the executive officers whose individual compensation is disclosed in the tables that appear on subsequent pages, and (iii) current directors and executive officers of the Company as a group. Each person has sole voting and investment power over the shares reported except as noted. Also set forth below, as of December 31, 2002, is certain information concerning beneficial ownership by holders of 5% or more of the Class A Common Stock.

Beneficial Ownership of Equity Securities
Name	Title of Equity Security	Number of Equity Shares		Option Shares(1)	Percent of Class
George S. Abrams	Viacom Class A Common Viacom Class B Common Blockbuster Class A Common Blockbuster Class B Common	17,234 17,980 — —	(2) (2)	— 57,000 — —	* * — —
David R. Andelman	Viacom Class A Common Viacom Class B Common Blockbuster Class A Common Blockbuster Class B Common	1,563 1,572 — —	(2) (2)	— 16,000 — —	* * — —
Richard J. Bressler	Viacom Class A Common Viacom Class B Common Blockbuster Class A Common Blockbuster Class B Common	— 42 — —	(3)	— 250,000 — —	— * — —
Joseph A. Califano	Viacom Class A Common Viacom Class B Common Blockbuster Class A Common Blockbuster Class B Common	— 3,710 — —	(4)(5)	— — — —	— — — —
William S. Cohen	Viacom Class A Common Viacom Class B Common Blockbuster Class A Common Blockbuster Class B Common	— — — —		— — — —	— — — —
George H. Conrades	Viacom Class A Common Viacom Class B Common Blockbuster Class A Common Blockbuster Class B Common	2,099 42,631 — —	(2) (2)(6)(7)	— 35,654 — —	* * — —
Philippe P. Dauman	Viacom Class A Common Viacom Class B Common Blockbuster Class A Common Blockbuster Class B Common	2,121 17,560 1,328 —	(3)(5) (3)(5)	— 1,193,200 — —	* * * —
Michael D. Fricklas	Viacom Class A Common Viacom Class B Common Blockbuster Class A Common Blockbuster Class B Common	46 1,188 — —	(3) (3)	— 330,416 — —	* * — —

Beneficial Ownership of Equity Securities
Name	Title of Equity Security	Number of Equity Shares		Option Shares(1)	Percent of Class
William H. Gray III	Viacom Class A Common Viacom Class B Common Blockbuster Class A Common Blockbuster Class B Common	— 13,181 — —	(6)(7)	— 30,319 — —	— * — —
Alan C. Greenberg	Viacom Class A Common Viacom Class B Common Blockbuster Class A Common Blockbuster Class B Common	— 25,000 — —	(4)	— — — —	— — — —
Mel Karmazin	Viacom Class A Common Viacom Class B Common Blockbuster Class A Common Blockbuster Class B Common	— 3,752,563 — —	(3)(5)(8)	— 7,183,324 — —	— * — —
Jan Leschly	Viacom Class A Common Viacom Class B Common Blockbuster Class A Common Blockbuster Class B Common	2,118 45,532 — —	(2) (2)	— 23,412 — —	* * — —
David T. McLaughlin	Viacom Class A Common Viacom Class B Common Blockbuster Class A Common Blockbuster Class B Common	9,500 30,061 — —	(6)(7)	— 58,733 — —	* * — —
Ken Miller	Viacom Class A Common Viacom Class B Common Blockbuster Class A Common Blockbuster Class B Common	15,817 16,114 — —	(2) (2)	— 47,000 — —	* * — —
Leslie Moonves	Viacom Class A Common Viacom Class B Common Blockbuster Class A Common Blockbuster Class B Common	— 41,284 — —	(3)(5)	— 2,768,641 — —	— * — —
National Amusements, Inc. 200 Elm Street Dedham, MA 02026	Viacom Class A Common Viacom Class B Common Blockbuster Class A Common Blockbuster Class B Common	93,658,828 104,334,828 144,466,800 144,000,000	(9) (9) (10) (10)	— — — —	68.8 6.4 80.4 100.0	% % % %
Brent D. Redstone	Viacom Class A Common Viacom Class B Common Blockbuster Class A Common Blockbuster Class B Common	— 2,000 — —	(11) (8)(11) (11) (11)	— — — —	— — — —
Shari Redstone	Viacom Class A Common Viacom Class B Common Blockbuster Class A Common Blockbuster Class B Common	— 3,000 —	(11) (8)(11) (11) (11)	— — — —	— — — —

Beneficial Ownership of Equity Securities
Name	Title of Equity Security	Number of Equity Shares		Option Shares(1)	Percent of Class
Sumner M. Redstone	Viacom Class A Common Viacom Class B Common Blockbuster Class A Common Blockbuster Class B Common	93,658,908 104,344,908 144,466,800 144,000,000	(9) (9) (10) (10)	— 7,020,833 — —	68.8 6.4 80.4 100.0	% % % %
William A. Roskin	Viacom Class A Common Viacom Class B Common Blockbuster Class A Common Blockbuster Class B Common	565 2,188 1,500 —	(3) (3)	— 422,416 — —	* * * —
Frederic V. Salerno	Viacom Class A Common Viacom Class B Common Blockbuster Class A Common Blockbuster Class B Common	3,987 14,003 — —	(2) (2)	— 37,000(11 — —)	* * — —
William Schwartz	Viacom Class A Common Viacom Class B Common Blockbuster Class A Common Blockbuster Class B Common	17,195 17,483 — —	(2) (2)	— 47,000 — —	* * — —
Ivan Seidenberg	Viacom Class A Common Viacom Class B Common Blockbuster Class A Common Blockbuster Class B Common	3,749 3,766 — —	(2) (2)	— 34,000(11 — —)	* * — —
Patty Stonesifer	Viacom Class A Common Viacom Class B Common Blockbuster Class A Common Blockbuster Class B Common	2,430 7,806 — —	(2) (2)	— 19,905 — —	* * — —
Robert D. Walter	Viacom Class A Common Viacom Class B Common Blockbuster Class A Common Blockbuster Class B Common	2,017 80,982 — —	(2) (2)(6)(7)	— 30,522 — —	* * — —
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	Viacom Class A Common	7,570,600	(13)	—	5.6%
Mario J. Gabelli Gabelli Asset Management Inc. One Corporate Center Rye, NY 10580-1435	Viacom Class A Common	8,342,535	(14)	—	6.1%
Current directors and executive officers as a group other than Mr. Sumner Redstone (25 persons)	Viacom Class A Common Viacom Class B Common Blockbuster Class A Common Blockbuster Class B Common	81,186 4,118,196 3,028 —	(2)(3) (2-8)(12)	— 13,118,509 — —	* 1.0 * —%

*
Represents less than 1% of the outstanding common stock of the class.

NOTES:

(1)
Reflects shares subject to options to purchase such shares which on December 31, 2002 were unexercised but were exercisable within a period of 60 days from that date. These shares are excluded from the column headed "Number of Equity Shares".
(2)
Includes the following Viacom Class A Common Stock units and Class B Common Stock units credited to the indicated directors as of January 1, 2003 pursuant to the Company's Non-Employee Directors' Deferred Compensation Plan: Messrs. Abrams, 17,234 Class A and 17,580 Class B; Andelman, 1,563 Class A and 1,572 Class B; Conrades, 2,099 Class A and 2,110 Class B; Leschly, 2,118 Class A and 2,130 Class B; Miller, 15,817 Class A and 16,114 Class B; Salerno, 3,987 Class A and 4,003 Class B; Schwartz, 17,195 Class A and 17,483 Class B; Seidenberg, 3,749 Class A and 3,766 Class B; and Walter, 2,017 Class A and 2,028 Class B; and Ms. Stonesifer, 2,430 Class A and 2,441 Class B. Pursuant to this plan, these common stock units are payable in cash following termination of service as a director.
(3)
Includes shares held through the Viacom 401(k) Plan as of December 31, 2002.
(4)
Reflects shares owned by first time director nominees as of March 25, 2003.
(5)
The following shares, which are included in the Security Ownership table for the indicated directors are owned by family members: Messrs. Califano, 1,855 shares of Viacom Class B Common Stock, as to which he disclaims beneficial ownership; Dauman, 2,000 shares of Viacom Class A Common Stock and 4,000 shares of Viacom Class B Common Stock; Karmazin, 271,546 shares of Viacom Class B Common Stock as to which he disclaims beneficial ownership; and Moonves, 558 shares of Viacom Class B Common Stock as to which he disclaims beneficial ownership.
(6)
Includes the following Viacom Class B Common Stock equivalents credited to the indicated directors pursuant to the CBS Deferred Compensation and Stock Plan for Directors: Messrs. Conrades 454; Gray 1,650; McLaughlin 3,482; and Walter 112. Pursuant to this plan, these common stock equivalents are payable in shares of Class B Common Stock following termination of service as a director.
(7)
Includes the following Viacom Class B Common Stock units credited to the indicated directors pursuant to the CBS Deferred Compensation and Stock Plan for Directors: Messrs. Conrades 7,229; Gray 7,054; McLaughlin 23,269; and Walter 3,278. Pursuant to this plan, these common stock units are payable in shares of Class B Common Stock, or cash, for all or part thereof following termination of service as a director.
(8)
Includes (a) for Mr. Karmazin, (i) 1,979,159 shares of Viacom Class B Common Stock as to which Mr. Karmazin has sole voting power but no investment power; and (ii) 100,397 shares of Viacom Class B Common Stock held by the Karmazin Foundation as to which Mr. Karmazin has sole voting and shared investment power, and 476,131 shares of Viacom Class B Common Stock held by the Karmazin Charitable Lead Annuity Trusts I and II—Mr. Karmazin disclaims beneficial ownership of the shares reported in (ii), except, in the case of the Trusts, to the extent of his pecuniary interest; (b) for Brent Redstone, 2,000 shares of Viacom Class B Common Stock held in trusts for the benefit of his children of which he is a co-trustee; and (c) for Shari Redstone, 3,000 shares of Viacom Class B Common Stock held in trusts for the benefit of her children for which she is a co-trustee.
(9)
Except for 80 shares of Class A Common Stock and 10,080 shares of Class B Common Stock owned directly by Mr. Redstone, all shares are owned beneficially by National Amusements. Mr. Redstone is the beneficial owner of the controlling interest in National Amusements and, accordingly, beneficially owns all such shares.
(10)
Each share of Blockbuster Class B Common Stock is convertible at the option of the holder into one share of Blockbuster Class A Common Stock. The shares of Blockbuster Class A Common Stock held by National Amusements and Mr. Redstone consist of (a) 144,000,000 shares which they are deemed to own beneficially as a result of the conversion feature and (b) 466,800 shares held by the Company.
(11)
Brent Redstone and Shari Redstone are stockholders of National Amusements and each has a significant indirect beneficial interest in the Company shares owned by National Amusements and in the Blockbuster shares owned by the Company.
(12)
Includes options for 25,000 shares held by Mr. Salerno and options for 22,000 shares held by Mr. Seidenberg, for the benefit of Verizon, as successor to Bell Atlantic, since these options were granted while they represented Bell Atlantic (and previously NYNEX) which held Viacom Preferred Stock that was redeemed at the end of 1998.
(13)
This information is based on an amendment to a Schedule 13G filed with the Securities and Exchange Commission on February 4, 2003 by Capital Research and Management Company, an investment advisor, reporting beneficial ownership as of December 31, 2002 of 7,570,600 shares of Viacom Class A Common Stock, representing approximately 5.6% of the outstanding shares of such class. The Capital Schedule 13G reported that the shares are generally held for investment and that Capital Research and Management Company has sole investment power but does not have voting power over such shares.
(14)
This information is based on an amendment to a Schedule 13D filed with the Securities and Exchange Commission on February 5, 2003 by Mario J. Gabelli and various entities, including investment companies, which he directly or indirectly controls or for which he acts as chief investment officer, reporting as of December 31, 2002 an aggregate beneficial ownership of 8,342,535 shares of Class A Common Stock, representing approximately 6.13% of the outstanding shares of such class. The Gabelli Schedule 13D reported that the shares are generally held for investment and that the entities reporting beneficial ownership generally have sole investment and voting power over such shares.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        During 2002, the Board of Directors held six (6) meetings.

        Set forth below is certain information concerning the current standing committees of the Board of Directors. The Board reviews the composition of the Board Committees at the time of the Annual Meeting.

Board Committees

Committee	Members of Committee	Number of Meetings During 2002
Audit Committee	Messrs. Conrades, McLaughlin*, Miller, Salerno**, Schwartz, Seidenberg and Walter and Ms. Stonesifer	5
Compensation Committee	Messrs. Gray, Leschly, Salerno, Schwartz** and Seidenberg and Ms. Stonesifer	6
Nominating Committee	Messrs. Abrams**, Andelman, Gray, Dauman, Karmazin, Leschly, McLaughlin, Miller and Sumner Redstone	0
Officers Nominating Committee	Mr. Karmazin	Not Applicable

*
Non-Voting Member

**
Chair

        In October 2002, the Board established a Corporate Governance Advisory Panel (the "Panel") to review the governance policies and practices of the Viacom Board of Directors and its committees, and to make recommendations to the Board with respect thereto. The Panel is comprised of four members of the Board of Directors: David T. McLaughlin, Frederic V. Salerno, William Schwartz and Ivan Seidenberg, with Mr. Seidenberg serving as the Chair. The Panel met twice during 2002. The Panel will become a Board Committee on May 4, 2003. Based on the recommendation of the Panel as well as input from the respective Board committees, during 2003 the Board adopted Corporate Governance Guidelines and charters for the Audit, Corporate Governance, Compensation and Nominating Committees. These documents can be viewed in the Corporate Governance section of the Company's website at www.viacom.com/shareholder.tin; copies of these documents can be obtained by sending a written request to Viacom Inc., 1515 Broadway, New York, NY 10036-5794, Attention: Investor Relations. A copy of the new charter for the Audit Committee is attached hereto as Exhibit A.

        The functions of the Audit Committee during 2002 included considering the appointment of the independent auditors for the Company, reviewing with the auditors the plan and scope of the audit and audit fees, reviewing the Company's financial statements, monitoring the adequacy of reporting and internal controls and meeting on a periodic basis separately with senior management of the Company, the Company's General Counsel, its internal auditors and its independent auditors with respect to these matters. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The revised charter and the functions of the Audit Committee for 2003 are described below in the "Report of the Audit Committee." The Board has determined that all of the members of the Audit Committee are "independent" as defined by the rules of the NYSE and under proposed SEC regulations. The Board has also determined that at least one of the members of its Audit Committee qualifies as an "audit committee financial expert" under SEC regulations.

        The functions of the Compensation Committee include reviewing the Company's general compensation strategy and reviewing and approving executive compensation (except with respect to matters entrusted to the Officers Nominating Committee as described below). The Committee administers the Company's annual bonus compensation plan, long-term compensation plans and individual stock option grants, as well as its benefit plans. In addition, the Committee administers the bonus plan (the "Senior Executive STIP") for executives subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), determining the executive officers who participate in the plan, establishing performance targets and determining specific bonuses for the participants.

        During the three year period following the CBS Merger, which ends on May 4, 2003, the Officers Nominating Committee has the power, subject to the powers of the Compensation Committee, to hire, elect, terminate, change positions, allocate responsibilities and determine non-equity compensation of officers and employees, other than the Chairman, the Chief Executive Officer and Chief Operating Officer. The Officers Nominating Committee does not, however, have the power to fill the position of Chief Financial Officer, Controller or General Counsel without approval by a majority of the Board of Directors, although the Officers Nominating Committee has the power to terminate the employment of the persons holding those positions. Any action taken by the Officers Nominating Committee may be overturned by a vote of at least 14 directors.

        The functions of the Nominating Committee include addressing nominations to the Board. The Nominating Committee will consider nominees recommended by the stockholders of the Company; recommendations should be submitted to the Company, to the attention of Michael D. Fricklas, Secretary.

DIRECTORS' COMPENSATION

        Directors of the Company who are not officers or employees of the Company or National Amusements or members of their immediate family ("Outside Directors") are entitled to receive the directors' fees and are eligible to participate in the Company's stock option plans described below. Messrs. Abrams, Andelman, Conrades, Dauman, Gray, Leschly, McLaughlin, Miller, Salerno, Schwartz, Seidenberg and Walter and Ms. Stonesifer were Outside Directors for the entire 2002 calendar year.

        Directors' Fees.    Outside Directors received the following fees for 2002: (i) a quarterly retainer of $12,500; (ii) a per meeting attendance fee of $1,500 for each Board meeting; (iii) a per meeting attendance fee of $1,500 for each meeting of the Audit Committee and the Compensation Committee; and (iv) a $7,500 annual retainer fee for the Chair of the Audit Committee (currently Mr. Salerno), for the Chair of the Compensation Committee (currently Mr. Schwartz) and for the Chair of the Nominating Committee (currently Mr. Abrams). The members of the Corporate Governance Advisory Panel received a per meeting attendance fee of $1,500 and the Chair of the Corporate Governance Advisory Panel (currently Mr. Seidenberg) received a $7,500 annual retainer fee.

        Deferred Compensation Plan.    Messrs. Abrams, Andelman, Conrades, Leschly, Miller, Salerno, Schwartz, Seidenberg and Walter and Ms. Stonesifer have deferred payment of their retainer and attendance fees, pursuant to the Company's unfunded Non-Employee Directors Deferred Compensation Plan; these amounts are deemed invested in the number of stock units equal to the number of shares of Common Stock such amounts would have purchased when deferred. Payment will be made in cash in a lump sum or in three or five annual installments starting seven months after their retirement, with the value of the stock units determined by reference to the fair market values of the Class A Common Stock and Class B Common Stock at the time of retirement and, in the case of installment payments, credited with interest. For 2002, the stock unit accounts of Messrs. Abrams, Andelman, Conrades, Leschly, Miller, Salerno, Schwartz, Seidenberg and Walter and Ms. Stonesifer were credited with 753, 675, 726, 739, 761, 954, 949, 845, 724 and 864 Class A Common Stock units and 753, 675, 726, 740, 761, 954, 949, 845, 725 and 863 Class B Common Stock units, respectively.

        Outside Directors' Stock Option Grants.    Each Outside Director receives an annual grant of non-qualified stock options to purchase 3,000 shares of Class B Common Stock. Each Outside Director also receives a grant of non-qualified stock options to purchase 10,000 shares of Class B Common Stock when such person becomes an Outside Director. Outside Directors elected before May 1993 received a grant of non-qualified stock options to purchase 10,000 shares of Class B Common Stock at that time. Each Outside Director who had served as an Outside Director since 1989 also received a one-time grant in November 1994 of stock options to purchase 20,000 shares of Class B Common Stock. The per share exercise price of each grant has been the closing price of a share of Class B Common Stock on the American Stock Exchange or the NYSE on the date of grant. On January 31, 2002, Messrs. Abrams, Andelman, Conrades, Dauman, Gray, Leschly, McLaughlin, Miller, Salerno, Schwartz, Seidenberg and Walter and Ms. Stonesifer each received an annual grant to purchase 3,000 shares of Class B Common Stock, with a per share exercise price of $39.99 (the closing price of a share of Class B Common Stock on the NYSE on the date of grant).

        Retirement Income Plan.    Outside Directors appointed or elected before January 1, 1999 were eligible to participate in the unfunded, non-qualified Retirement Income Plan established in 1989. Pursuant to this plan, such Outside Directors will receive annual payments commencing on such director's retirement equal to 100% of the amount of the annual Board retainer at the time of such retirement (not including meeting attendance fees or the annual retainer for serving as Chair of the Audit, Compensation or Nominating Committee). The Plan provides that each such director or his estate will receive such annual payments for the number of years of such director's service on the Board.

INDEPENDENCE OF DIRECTORS

        In January 2003, the Board of Directors adopted Corporate Governance Guidelines (the "Guidelines"), addressing, among other things, guidelines to assist the Board in determining the independence of the Company's directors. The full text of the Guidelines can be viewed in the Corporate Governance section of the Company's website at www.viacom.com/shareholder.tin and a copy of the Guidelines can be obtained by sending a written request to Viacom Inc., 1515 Broadway, New York, NY 10036-5794, Attention: Investor Relations.

        Pursuant to the Guidelines, the Board and the Corporate Governance Advisory Panel reviewed the independence of the director nominees in March 2003. During this review, transactions and relationships between each director nominee or any member of his or her immediate family and the Company were considered, including, among others, those reported below under "Compensation Committee Interlocks and Insider Participation" and "Related Transactions". The purpose of this review was to determine whether each director nominee met the applicable criteria for independence under the NYSE rules and the Guidelines.

        As a result of this review, a determination was made that eleven of the seventeen directors nominated for election at the annual meeting are independent of the Company and its management. The eleven independent director nominees are: Messrs. Califano, Cohen, Gray, Greenberg, Leschly, McLaughlin, Salerno, Schwartz, Seidenberg and Walter and Ms. Stonesifer.

AUDIT COMMITTEE

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

Report of the Audit Committee

        The charter of the Audit Committee of the Board of Directors, as revised in January 2003, specifies that the purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company and to assist the Board's oversight of:

  •
  the quality and integrity of the Company's financial statements and related disclosure;

  •
  the Company's compliance with legal and regulatory requirements;

  •
  the independent auditors' qualifications and independence; and

  •
  the performance of the Company's internal audit function and independent auditors.

The full text of the Committee's revised charter is attached hereto as Exhibit A.

        The Committee's authorities and duties include:

  •
  direct responsibility for the appointment, retention, termination, compensation and oversight of the work of the independent auditor employed by the Company, which reports directly to the Committee, and sole authority to pre-approve all services to be provided by the independent auditor;

  •
  review and discussion of the Company's annual audited financial statements and quarterly financial statements with the Company's management and its independent auditor;

  •
  review of the internal audit function's organization, plans and results and of the qualifications and performance of the independent auditors;

  •
  review with management the effectiveness of the Company's internal controls; and

  •
  review with management any material legal matters and the effectiveness of the Company's procedures to ensure compliance with its legal and regulatory responsibilities.

        As part of its oversight of the Company's financial statements, the Audit Committee has reviewed and discussed with management and the Company's independent auditors, PricewaterhouseCoopers LLP, the Company's audited consolidated financial statements for the year ended December 31, 2002, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations". Management advised the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and reviewed significant accounting issues with the Audit Committee. These reviews included discussions with PricewaterhouseCoopers LLP of the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PricewaterhouseCoopers LLP that firm's independence from the Company. The Audit Committee has also monitored the scope and adequacy of the Company's internal auditing program and reviewed internal audit staffing levels.

        Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for 2002, be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

Members of the Audit Committee

George H. Conrades
David T. McLaughlin*
Ken Miller
Frederic V. Salerno, Chair
William Schwartz
Ivan Seidenberg
Patty Stonesifer
Robert D. Walter

*
Non-Voting Member

Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company's 2002 annual financial statements, and fees billed for other services rendered by PricewaterhouseCoopers LLP for the year ended December 31, 2002.

Audit fees	$3,909,000

Financial information systems design and implementation fees	$0

All other fees:
Statutory and contractual audit services	$2,382,000
Assurance services for business interruption claim	3,030,000
Acquisition assurance services	191,000
Other assurance related services	511,000
Benefit audits	200,000
SEC reporting	39,000
Tax services	2,967,000
Consulting services	5,732,000

Total all other fees	$15,052,000

        Effective October 1, 2002, PricewaterhouseCoopers LLP sold its management consulting business, including the business unit providing these services, to IBM; as a result, management consulting services are no longer being provided by PricewaterhouseCoopers LLP. The consulting fees shown above, under item "Consulting services" totaling $5,732,000, reflect payments made during the year with respect to services contracted for and commenced prior to October 1, 2002.

        During the year ended December 31, 2002, PricewaterhouseCoopers LLP did not render any professional services to the Company relating to financial information systems design and implementation. All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. On an ongoing basis, all services provided by PricewaterhouseCoopers LLP are pre-approved by the Audit Committee.

EXECUTIVE COMPENSATION

        The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

Report of the Compensation Committee on Executive Compensation

        The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for calendar year 2002.

        All members of the Committee were "outside directors" for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the "Code") and were "independent" within the meaning of the Company's Corporate Governance Guidelines. During 2002, the Compensation Committee reviewed and approved the Company's executive compensation for any executive whose compensation was, or could be, subject to Section 162(m) of the Code, and for any executive whose salary and target bonus compensation equaled or exceeded $1 million per annum. Independent compensation consultants have advised the Committee from time to time with respect to the Company's incentive compensation plans since 1987.

        The objectives of the executive compensation package for the Company's executive officers are to:

  •
  set levels of annual salary and bonus compensation that will attract and retain superior executives in the highly competitive environment of global media companies;

  •
  provide annual bonus compensation for executive officers that varies with the Company's financial performance and reflects the executive officer's individual contribution to that performance;

  •
  provide long-term compensation that is tied to the Company's stock price so as to focus the attention of the executive officers on managing the Company from the perspective of an owner with an equity stake;

  •
  emphasize performance-based compensation, through annual bonus compensation and long-term compensation, over fixed compensation; and

  •
  encourage performance in non-financial matters of importance to the Company, such as promoting diversity in the workplace, positioning the Company for longer-term success, promoting the development of management and maintaining and enhancing the Company's compliance with legal requirements.

        The Committee evaluated the competitiveness of its executive compensation packages based on information from a variety of sources, including information supplied by consultants and information obtained from the media or from the Company's own experience. The Committee also focused on executive compensation offered by the members of the peer group included in the performance graph set forth on a subsequent page. At times, the Committee also evaluated compensation relative to a broader range of companies, whether or not included in such peer group, that have particular lines of business comparable to those of the Company.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Code generally limits to $1 million the federal tax deductibility of compensation (including stock options) paid in one year to the Company's Chief Executive Officer and the other executive officers whose compensation is individually disclosed in the tables that appear on subsequent pages (the "named executive officers"). The tax deductibility of deferred compensation paid to an executive officer when he is no longer subject to Section 162(m) is not subject to the limitation. Performance-based compensation (including stock options) is also subject to an exception, provided such compensation meets certain requirements, including stockholder approval.

        Compensation for the Company's executive officers is comprised of base salary, annual bonus compensation, long-term compensation in the form of stock options and deferred compensation for any executive officer whose annual base salary exceeds $1 million. The annual bonus plan for most of the Company's executive officers (the "Senior Executive STIP") and the Company's stock option plans (the "LTMIP") were designed to comply with the Section 162(m) exception for performance-based compensation. The Senior Executive STIP provides objective performance-based annual bonuses, subject to a maximum limit of eight (8) times the executive's annual salary compensation, consisting of base salary plus any deferred compensation. Long-term compensation for the Company's executive officers has been provided through grants of LTMIP stock options. It is expected that long-term compensation for future years will continue to be provided through grants of LTMIP stock options. The stockholders of the Company have approved the Senior Executive STIP and the LTMIP.

Annual Salary Compensation

        Annual salary compensation levels for executive officers are designed to be consistent with competitive practice and level of responsibility. Annual salary compensation for 2002 consisted of base salary and, for the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer, deferred compensation.

Annual Bonus Compensation

        Annual bonus compensation for 2002 for the named executive officers was provided under the Senior Executive STIP. In accordance with the Senior Executive STIP and as permitted by Section 162(m) of the Code, the Committee established performance criteria and target awards for these executive officers. The performance criteria related to the attainment of a specified level of operating income for the Company as a whole. For this purpose, the Senior Executive STIP used the EBITDA definition of revenues less operating expenses (other than depreciation, amortization and non-recurring charges) to define "operating income".

        The level of the Senior Executive STIP annual bonuses for 2002 for the Company's executive officers was based on the determination of the Committee that the performance criteria established for 2002 had been achieved. The Committee considered a number of factors, including the role played by the executive officers in achieving record operating results in an extraordinarily difficult environment, and awarded the annual bonuses set forth in the Summary Executive Compensation Table.

Long-Term Compensation

        The Committee believes that the use of equity-based long-term compensation plans appropriately links executive interests to enhancing stockholder value.

        Grants of LTMIP stock options for Class B Common Stock are awarded to the Company's executive officers on an annual basis. These stock options vest over a four-year period and have a ten-year term from the date of grant. The exercise price of these stock options is set at the fair market value of the Class B Common Stock on the date of grant.

Chief Executive Officer's and Chief Operating Officer's Compensation

        The Company entered into employment agreements with Mr. Redstone to serve as its Chairman and Chief Executive Officer and with Mr. Karmazin to serve as its President and Chief Operating Officer after the CBS Merger. The terms of those agreements are described below under "Employment and Severance Agreements".

        Messrs. Redstone and Karmazin each received a grant of LTMIP options in May 2002 to purchase 600,000 shares of Class B Common Stock that vest in four equal annual installments. These stock options have a ten-year term from the date of grant. The exercise price of these stock options was set at the fair market value of the Class B Common Stock on the date of grant.

        The level of the Senior Executive STIP annual bonuses for 2002 for Messrs. Redstone and Karmazin was based on the determination of the Compensation Committee that the performance criteria established for 2002 had been achieved. The Committee considered a number of factors, including the role played by Messrs. Redstone and Karmazin in achieving record operating results in an extraordinarily difficult environment, and awarded the annual bonuses set forth in the Summary Executive Compensation Table.

Members of the Compensation Committee

William H. Gray III
Jan Leschly
Frederic V. Salerno
William Schwartz, Chair
Ivan Seidenberg
Patty Stonesifer

Compensation Committee Interlocks and Insider Participation

        Messrs. Gray, Leschly, Salerno, Schwartz and Seidenberg and Ms. Stonesifer were members of the Compensation Committee for the entire 2002 calendar year.

        Mr. Schwartz is counsel to Cadwalader, Wickersham & Taft ("Cadwalader"). During 2002, Cadwalader provided legal services to the Company. Mr. Schwartz has not performed any legal services with respect to the matters on which Cadwalader provided legal services to the Company and is not a member of the department or group within Cadwalader that provided those legal services. Mr. Schwartz does not participate in the profits of Cadwalader and did not receive any compensation from Cadwalader related to such legal services.

Summary Executive Compensation Table

        The following table sets forth information concerning total compensation for 2002 for the Chief Executive Officer and the four most highly compensated executive officers of the Company who served in such capacities during 2002.

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position at End of 2002	Year	Salary(1)	Bonus	Other Annual Compensation		Securities Underlying Options	All Other Compensation
Sumner M. Redstone Chairman and Chief Executive Officer*	2002 2001 2000	$3,629,986 3,300,000 2,021,862	$16,500,000 12,000,000 15,000,000	$117,533 243,021 80,030	(2)	600,000 750,000 2,000,000	$42,990 57,500 33,014	(3)
Mel Karmazin President and Chief Operating Officer**	2002 2001 2000	3,629,986 3,300,000 2,021,862	16,500,000 12,000,000 15,000,000	— — —		600,000 750,000 2,000,000	67,679 88,972 50,112	(3)
Richard J. Bressler Senior Executive Vice President and Chief Financial Officer***	2002 2001	1,075,000 767,694	5,500,000 5,000,000	— —		400,000 1,000,000	24,689 18,972	(3)
Michael D. Fricklas Executive Vice President, General Counsel and Secretary	2002 2001 2000	960,000 848,750 747,115	1,200,000 800,000 1,000,000	— — —		85,000 75,000 100,000	18,750 18,750 18,750	(3)
William A. Roskin Senior Vice President, Human Resources and Administration	2002 2001 2000	960,000 848,750 747,115	1,000,000 750,000 900,000	— — —		85,000 75,000 100,000	18,750 18,750 18,750	(3)

*
Mr. Redstone waived payment of cash compensation for his services as Chief Executive Officer until the CBS Merger on May 4, 2000.

**
Mr. Karmazin became President and Chief Operating Officer of the Company on May 4, 2000.

***
Mr. Bressler joined the Company in March 2001 and became Senior Executive Vice President and Chief Financial Officer of the Company on May 1, 2001.

NOTES:

(1)
Annual compensation for the named executives includes the following amounts of compensation deferred under the Company's 401(k) and excess 401(k) plans and for Messrs. Redstone, Karmazin and Bressler pursuant to their employment agreements: for Mr. Redstone for 2002 in the amount of $2,629,987, for 2001 in the amount of $2,300,000 and for 2000 in the amount of $1,360,323; for Mr. Karmazin for 2002 in the amount of $2,779,986, for 2001 in the amount of $2,398,077 and for 2000 in the amount of $1,360,323; for Mr. Bressler for 2002 in the amount of $224,999; for Mr. Fricklas for 2002 in the amount of $221,200, for 2001 in the amount of $268,000 and for 2000 in the amount of $152,753; and for Mr. Roskin for 2002 in the amount of $256,500, for 2001 in the amount of $274,875 and for 2000 in the amount of $209,567.

(2)
In accordance with the rules of the Commission, no amount representing perquisites or other personal benefits, securities or property has been set forth for any executive for whom the total amount is less than $50,000. Other Annual Compensation for 2002 for Mr. Redstone includes amounts relating to the Company's incremental cost for non-business use of Company aircraft of $104,333.

(3)
The Company maintains a program of life and disability insurance which is generally available to all salaried employees on the same basis. In addition, during 2002, the Company maintained for Messrs. Karmazin and Bressler certain supplemental life insurance benefits. All Other Compensation includes (a) premiums paid by the Company for this supplemental coverage for 2002 for each of Messrs. Karmazin and Bressler of $5,940; (b) the Company's matching contributions under the Company's 401(k) plans for Mr. Karmazin of $1,833, for Mr. Bressler of $1,833, for Mr. Fricklas of $5,000 and for Mr. Roskin of $1,833; (c) credits for the Company's matching contributions under the Company's excess 401(k) plans for 2002 for Mr. Karmazin of $16,916, for Mr. Bressler of $16,916, for Mr. Fricklas of $13,750 and for Mr. Roskin of $16,916; and (d) credits for the Company's matching contributions for compensation deferred pursuant to their employment agreements for 2002 for each of Messrs. Redstone and Karmazin of $42,990.

Option Grants in Fiscal 2002

        The following table sets forth certain information with respect to executive stock options to purchase shares of Class B Common Stock awarded during 2002 to the named executives. The table includes a column designated "Grant Date Present Value." The calculation in that column is based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. There is no way to anticipate what the actual growth rate of the Class B Common Stock will be.

	Individual Grants
Name	Number of Shares of Class B Common Stock Underlying Options	% of Total Options Granted to Employees in Fiscal 2002	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value(3)
Sumner M. Redstone	600,000(1)	2.67%	$48.16	5/22/12	$13,792,200
Mel Karmazin	600,000(1)	2.67%	48.16	5/22/12	13,792,200
Richard J. Bressler	400,000(1)	1.78%	48.16	5/22/12	9,194,800
Michael D. Fricklas	85,000(2)	*	39.50	1/30/12	1,582,530
William A. Roskin	85,000(2)	*	39.50	1/30/12	1,582,530

*
Less than 1%.

NOTES:

(1)
These grants were awarded to Messrs. Redstone, Karmazin and Bressler on May 22, 2002 and vest in one-quarter increments on May 22, 2003, May 22, 2004, May 22, 2005 and May 22, 2006.

(2)
These grants were awarded to Messrs. Fricklas and Roskin on January 30, 2002 and vest in one-quarter increments on January 30, 2003, January 30, 2004, January 30, 2005 and January 30, 2006.

(3)
Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The grant date values presented in the table were determined in part using the following assumptions. No adjustments were made for non-transferability or risk of forfeiture.

Expected volatility	37.03%
Risk-free rate of return	5.0%
Dividend yield	—
Time of exercise	6.7 Years

  The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of the Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation".

Aggregated Option Exercises in Fiscal 2002
and Value of Options at End of Fiscal 2002

        The following table sets forth as to the Chief Executive Officer and the named executive officers information with respect to option exercises during 2002 and the status of their options on December 31, 2002.

			Number of Shares of Class B Common Stock Underlying Unexercised Options as of December 31, 2002
	Number of Shares of Class B Common Stock Acquired on Exercise
					Value of Unexercised In-the-Money Options as of December 31, 2002
Name
		Value Realized	Exercisable	Nonexercisable	Exercisable	Nonexercisable
Sumner M. Redstone	0	$0	7,020,833	3,829,167	$99,055,000	$20,395,000
Mel Karmazin	0	0	6,870,934	2,142,562	126,401,903	0
Richard J. Bressler	0	0	250,000	1,150,000	190,000	570,000
Michael D. Fricklas	0	0	290,416	229,584	3,714,000	107,100
William A. Roskin(1)	51,000	1,013,550	382,416	229,584	5,907,920	107,100

NOTE:

(1)
Mr. Roskin exercised options during 2002 that were due to expire on August 1, 2002 and August 1, 2003.

Viacom Pension Plan Table

	YEARS OF SERVICE
Remuneration
	15	20	25	30
$150,000	$36,417	$48,556	$60,695	$72,833
300,000	75,792	101,056	126,320	151,583
450,000	115,167	153,556	191,945	230,333
600,000	154,542	206,056	257,570	309,083
750,000	193,917	258,556	323,195	387,833

        Under the terms of the Viacom Pension Plan and the Viacom Excess Pension Plan for certain higher compensated employees (collectively, the "Viacom Pension Plans"), an eligible employee will receive a benefit at retirement that is based upon the employee's number of years of benefit service up to a maximum of 30 years and final average compensation (salary and bonus) for the highest 60 consecutive months out of the final 120 months. Such compensation is limited to $750,000 per year or, for any executive employed by Viacom as of December 31, 1995, the executive's base salary as of December 31, 1995, if greater. The benefits under the Viacom Excess Pension Plan are not subject to the Internal Revenue Code provisions that limit the compensation used to determine benefits and the amount of annual benefits payable under the Viacom Pension Plan. The foregoing table illustrates, for representative average annual pensionable compensation and years of benefit service classifications, the annual retirement benefit payable to employees under the Viacom Pension Plans upon retirement in 2002 at age 65, based on the straight-life annuity form of benefit payment and not subject to deduction or offset.

        Mr. Karmazin's benefits under the Viacom Pension Plans will be calculated as though he had approximately 15 years of benefit service in accordance with the terms of his employment agreement with the Company. The number of years of benefit service that have been credited for Messrs. Bressler, Fricklas and Roskin are approximately 1 year, 8.5 years and 15 years, respectively. To date, Mr. Redstone has not participated in the Viacom Pension Plans.

        Mr. Karmazin has a vested benefit under an Infinity pension plan which was frozen in November 1987. He has not accrued any additional benefits under this plan since November 1987. As of December 31, 2002, the estimated monthly retirement benefit payable to Mr. Karmazin under the frozen Infinity pension plan upon retirement at age 65 and based on a single-life annuity form of benefit payment and not subject to deduction or offset is $1,408.

Performance Graph

        The following graph compares the cumulative total stockholder return on the Class A Common Stock and the Class B Common Stock with the cumulative total return on the companies listed in the Standard & Poor's 500 Stock Index and a peer group of companies identified below. The total return data was obtained from Standard & Poor's Compustat Services, Inc.

        The performance graph assumes $100 invested on December 31, 1997 in each of the Class A Common Stock, the Class B Common Stock, the S&P 500 Index and the Peer Group, including reinvestment of dividends, through the calendar year ended December 31, 2002.

Exhibit I
Total Cumulative Stockholder Return for
Five-Year Period Ending December 31, 2002

Dollars
400
350
300
250
200
150
100
50
Class A Common
Class B Common
S&P 500
Peer Group*
1997
1998
1999
2000
2001
2002

December 31,	1997	1998	1999	2000	2001	2002
Class A Common	100.00	179.97	295.72	229.97	216.51	199.68
Class B Common	100.00	178.58	291.70	225.64	213.09	196.73
S&P 500	100.00	128.58	155.63	141.47	124.65	97.10
Peer Group*	100.00	128.48	146.94	118.17	104.99	61.85

*
The Peer Group consists of the following companies: The Walt Disney Company; Gaylord Entertainment Co.; The News Corp. Ltd. (ADRs); AOL Time Warner Inc. (formerly Time Warner Inc.) and Tribune Company.

Employment and Severance Agreements

        The Company entered into an employment agreement with Mr. Redstone to serve as its Chairman and Chief Executive Officer after the CBS Merger. Under that agreement, Mr. Redstone received a salary of $1 million per annum and annual bonus compensation, with a target bonus of $6.05 million for calendar year 2002. The target bonus increased to $6.655 million for calendar year 2003. In addition, Mr. Redstone was entitled to receive deferred compensation of $2.63 million during calendar year 2002 and $2.993 million during calendar year 2003. In March 2003, the Company entered into a new employment agreement with Mr. Redstone that will become effective on May 5, 2003. Under that agreement, Mr. Redstone will continue to serve as the Company's Chairman and Chief Executive Officer with decision-making authority over all of the business affairs of the Company, including corporate policy and strategy, as defined in his employment agreement. Mr. Redstone will continue to receive a salary of $1 million per annum and annual bonus compensation, with a target bonus of $6.655 million for calendar year 2003. The target bonus amount for each subsequent calendar year will be at least equal to the target bonus for the Chief Operating Officer. In addition, Mr. Redstone remains entitled to receive deferred compensation of $2.993 million during calendar year 2003, to be increased for subsequent calendar years by 10% of the sum of his salary and deferred compensation for the preceding year. Mr. Redstone is entitled to be provided with $5 million of life insurance during his employment with Viacom.

        The Company entered into an employment agreement with Mr. Karmazin to serve as its President and Chief Operating Officer after the CBS Merger until December 31, 2003. Under that agreement, Mr. Karmazin received a salary of $1 million per annum and annual bonus compensation, with a target bonus of $6.05 million for calendar year 2002. The target bonus increased to $6.655 million for calendar year 2003. In addition, Mr. Karmazin was entitled to receive deferred compensation of $2.63 million during calendar year 2002 and $2.993 million during calendar year 2003. In March 2003, the Company entered into a new employment agreement with Mr. Karmazin that will become effective on May 5, 2003 that provides that Mr. Karmazin will continue to serve as the Company's President and Chief Operating Officer through May 5, 2006, reporting to Mr. Redstone. Mr. Karmazin will have full authority over the operations of the Company, subject to consultation with Mr. Redstone. Mr. Karmazin will continue to receive a salary of $1 million per annum and annual bonus compensation, with a target bonus of $6.655 million for calendar year 2003. The target bonus amount will increase annually by an amount determined by the Compensation Committee but not less than 10%. In addition, Mr. Karmazin remains entitled to receive deferred compensation of $2.993 million during calendar year 2003, to be increased for subsequent calendar years by 10% of the sum of his salary and deferred compensation for the preceding year. Mr. Karmazin is entitled to be provided with $5 million of life insurance during the employment term. In the event of the termination of Mr. Karmazin's employment by the Company without "cause" or his voluntary termination for "good reason," as these terms are defined in his agreement, during the employment term, he will be entitled to receive salary, target bonus, deferred compensation and certain benefits and perquisites for the balance of the employment term, or, if longer, until the second anniversary of the date of termination. Further, in such event, stock options granted after the effective date of the agreement, as well as stock options granted before the effective date of the agreement that would have vested during the employment term, shall vest on the date of termination and, together with outstanding options that vested prior to the date of termination, shall remain exercisable for two years following the date of termination or, if later, until May 5, 2006 (but not beyond the expiration of such stock options). "Good reason" includes, among other things, Mr. Karmazin's being overruled by the Board of Directors or the Chairman and Chief Executive Officer on any bona fide decision within his authority, the Chairman or the Board making a decision with respect to "corporate policy and strategy" despite Mr. Karmazin's bona fide objection, the Board ceasing to be comprised of a majority of independent directors (as defined by the Company's Corporate Guidelines as currently in effect), or the failure to promptly appoint Mr. Karmazin as Chief Executive Officer of the Company if Mr. Redstone ceases to serve in such position.

        Mr. Bressler's employment agreement provides that he will be employed as Senior Executive Vice President and Chief Financial Officer of the Company until March 21, 2006 at a salary of $1 million per annum. Mr. Bressler's target bonus is set at $2.5 million. Mr. Bressler also earns deferred compensation for calendar year 2002 equal to 7.5% of his salary and thereafter equal to 7.5% of his salary and deferred compensation for the preceding year. Mr. Bressler will be provided with $5 million of life insurance during the employment term. In the event of the termination of Mr. Bressler's employment by the Company without "cause" or his voluntary termination for "good reason," as these terms are defined in his agreement, during the employment term, he will be entitled to receive salary, target bonus, deferred compensation and certain benefits and perquisites for the balance of the employment term, subject to mitigation after the first eighteen months. Further, in such event, stock options that would have vested during the employment term shall vest on the date of termination and, together with outstanding options that vested prior to the date of termination, shall remain exercisable for one year following the date of termination (but not beyond the expiration of such stock options).

        Mr. Fricklas' employment agreement was amended in April 2003. His agreement provides that he will be employed as Executive Vice President, General Counsel and Secretary of the Company until January 31, 2006, at a salary of $950,000 per annum, until May 1, 2003 and thereafter at a salary of $1 million per annum. Mr. Fricklas' target bonus is set at $1 million. Mr. Fricklas will earn deferred compensation of $25,000 for the twelve-month period beginning May 1, 2003, which amount shall increase by $75,000 for each subsequent twelve-month period. In the event of the termination of Mr. Fricklas' employment by the Company without "cause" or his voluntary termination for "good reason," as these terms are defined in his agreement, during the employment term, he will be entitled to receive salary, target bonus, deferred compensation and certain benefits and perquisites for the balance of the employment term, subject to mitigation after the first twelve months. Further, in such event, stock options that would have vested during the employment term shall vest on the date of termination and, together with outstanding options that vested prior to the date of termination, shall remain exercisable for the following period after the date of termination (but not beyond the expiration of such stock options): one year for options granted on or after January 29, 2003, and six months for options granted before January 29, 2003.

        Mr. Roskin's employment agreement was amended in August 2002. His agreement provides that he will be employed until January 31, 2006, at a salary of $950,000 per annum until May 1, 2003 and thereafter at a salary of $1 million per annum. Mr. Roskin's target bonus is set at 60% of his salary and, if applicable, deferred compensation. Mr. Roskin will earn deferred compensation of $25,000 for the twelve-month period beginning May 1, 2003, which amount shall increase by $75,000 for each subsequent twelve-month period. In the event of the termination of Mr. Roskin's employment by the Company without "cause" or his voluntary termination for "good reason," as these terms are defined in his agreement, during the employment term, he will be entitled to receive salary, target bonus, deferred compensation and certain benefits and perquisites for the balance of the employment term, subject to mitigation after the first twelve months. Further, in such event, stock options that would have vested during the employment term shall vest on the date of termination and, together with outstanding options that vested prior to the date of termination, shall remain exercisable for six months following the date of termination (but not beyond the expiration of such stock options).

        Mr. Dauman entered into an employment agreement during 1998 which provided that he would be employed as Deputy Chairman and Executive Vice President of the Company until December 31, 2003. Pursuant to an agreement entered into with the Company in 1999, Mr. Dauman resigned from the Company shortly before the CBS Merger. After his resignation, he received a one-time cash payment equal to the amount that would have been payable under his employment agreement through December 31, 2003, payouts of all deferred compensation and a transaction bonus. All equity-based compensation awards previously granted to Mr. Dauman vested on the effective date of his resignation and each stock option will continue to be exercisable in accordance with its terms until December 31, 2003, subject to his compliance with the provisions of his agreement. In addition, the Company provides Mr. Dauman with an office that is comparable in quality and size to the office the executive had prior to the termination of his employment at a location in midtown Manhattan, and a secretary until December 31, 2003, or until he obtains full time employment, if earlier. Mr. Dauman will continue to participate in all savings, retirement, welfare and fringe benefit plans of the Company, or will receive the cash equivalent of these benefits with an income tax gross-up, through December 31, 2003, or, with respect to any welfare benefit, the date on which he becomes entitled to comparable benefits through a subsequent employer, if earlier. He also received all additional service credit necessary to provide him with 20 years of service under any Company plans for which that credit would entitle him to additional benefits. The agreement provides for a gross-up payment to be made to Mr. Dauman to eliminate the effects of any possible imposition under the Code of the "golden parachute" excise tax on any payment or benefit he receives under his agreement or otherwise.

RELATED TRANSACTIONS

        National Amusements, the Company's major stockholder, licenses films in the ordinary course of its business for its motion picture theaters from all major studios including Paramount Pictures, a division of the Company. During the year ended December 31, 2002, National Amusements made payments to Paramount Pictures in the aggregate amount of approximately $12.3 million to license Paramount Pictures films. National Amusements licenses films from a number of unaffiliated companies and the Company believes that the terms of the licenses between National Amusements and Paramount Pictures were no less favorable to Paramount Pictures than licenses between unaffiliated companies and National Amusements were to such unaffiliated companies. The Company expects to continue to license Paramount Pictures films to National Amusements upon similar terms in the future.

        National Amusements places advertising in the ordinary course of its business for motion picture theater openings. During the year ended December 31, 2002, National Amusements purchased leased space on billboards, bus shelters and subway platforms for two theater openings and paid an aggregate amount of approximately $80,000 to Viacom Outdoor, a division of the Company. National Amusements received an extension of time on their leases as is the standard discounting practice provided by Viacom Outdoor to approximately 50% of their customer base. The Company believes that the terms of the leases were no less favorable to the Company than it would have obtained from parties in which there was no such ownership interest.

        Mr. Redstone and National Amusements own an aggregate of approximately 29% of the common stock of Midway Games Inc. ("Midway"). During the year ended December 31, 2002, Blockbuster purchased approximately $12.2 million of home video games from Midway. The Company believes that the terms of these purchases were no less favorable to the Company than it would have obtained from parties in which there was no such ownership interest. The Company expects to purchase video games from Midway in the future.

        National Amusements and AMC Entertainment, Inc., which operate movie theatre chains, entered into a joint venture agreement on February 29, 2000 with Hollywood Media Corp. (formerly Hollywood.com) to form MovieTickets.com, Inc. ("MovieTickets"). National Amusements owns approximately 26% of MovieTickets. Shari Redstone, a director of the Company, is an executive officer and director of National Amusements and Co-Chairman and Co-Chief Operating Officer of MovieTickets. The Company acquired a 5% interest in MovieTickets for $25 million of advertising during the five-year period beginning August 2000, and currently owns a 4.2% interest in MovieTickets. Famous Players, the Company's Canadian theater chain, which also has a 4.9% interest in MovieTickets, paid MovieTickets approximately $67,000 during the year ended December 31, 2002 for commissions earned on theater tickets purchased through the MovieTickets website. The Company believes that the terms of its agreement and Famous Players' agreement with MovieTickets are no less favorable to the Company and Famous Players than it would have obtained from parties in which there was no such ownership interest.

        George S. Abrams, a director of the Company and National Amusements, entered into an agreement with the Company in 1994 to provide legal and governmental consulting services for the Company. During the year ended December 31, 2002, the Company made payments to Mr. Abrams for such services in the aggregate amount of $120,000.

        Amy Salerno, a daughter of director Frederic V. Salerno, is employed by Showtime Networks Inc. ("Showtime"), a subsidiary of the Company, as Director of Business Development. She is not an officer of Showtime or the Company. Her compensation is comparable to other Showtime personnel at a similar level.

        In November 1995, the Company entered into an agreement with Gabelli Asset Management Company ("GAMCO") providing that GAMCO would manage certain assets in the Viacom Pension Plan. For the year ended December 31, 2002, the Company paid GAMCO approximately $384,500 for such investment management services. GAMCO is expected to continue to provide such investment management services in the future. The Company believes that the terms of the agreement with GAMCO are no less favorable to the Company than it could have obtained from an unaffiliated party. GAMCO owns 6.1% of the Company's Class A Common Stock.

        Alan C. Greenberg, a nominee for director of the Company, is Chairman of the Executive Committee of Bear Stearns. Bear Stearns administers the Company's stock repurchase program. Bear Stearns is expected to continue to perform broker services for the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission and the NYSE. Executive officers, directors and greater than 10% stockholders are required by the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file. Based upon the Company's compliance program, a review of the forms furnished to the Company and written representations, the Company believes that during 2002, its executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements. During 2000, Brent Redstone and Shari Redstone each inadvertently failed to file one report for the purchase of 1,000 shares of Class B Common Stock by each of five trusts for the benefit of their respective minor children. The forms were promptly filed in 2002 upon discovery of the omission.

ITEM 2—ADOPTION OF AN AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF VIACOM INC.

        The Board of Directors of the Company has approved and is submitting for stockholder adoption an Amended and Restated Certificate of Incorporation that amends certain provisions of the Company's current Restated Certificate of Incorporation (the "Certificate") relating to indemnification of directors, officers, employees and agents. The text of the Certificate, as amended and restated to incorporate the proposed amendments, is attached as Exhibit B (the "Proposed Certificate"). The following summary of the amendments should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the Proposed Certificate in Exhibit B.

PURPOSE OF THE PROPOSED CERTIFICATE

        The Board believes that it is important for the Company to continue to attract and retain qualified directors and officers. In order to do so, the Board believes that it is appropriate to protect its directors and officers by providing to them in the Proposed Certificate provisions for indemnification and advancement of expenses. Accordingly, the Board of Directors has approved and declared advisable the Proposed Certificate, which effects the following changes to the Certificate.

        The current indemnification provisions in the Certificate specify the circumstances under which the Company is required to indemnify its directors, officers, employees and agents. Those circumstances are currently the same as those under which the Delaware General Corporation Law (the "DGCL") currently authorizes a corporation to provide indemnification. However, if the indemnification provisions of the DGCL are amended in the future, the current indemnification provisions in the Certificate would no longer match the provisions of the DGCL. The Proposed Certificate will require the Company to provide indemnification to its directors, officers, employees and agents to the fullest extent of the DGCL, as it may be amended in the future, and subsequent amendments to the Proposed Certificate will not be necessary for it to remain consistent with the DGCL.

        In addition, the Proposed Certificate would:

  •
  Limit an indemnitee's entitlement to indemnification in any action that an indemnitee initiates, by providing that, with the exception of suits commenced to enforce the indemnitee's rights to indemnification or advancement of expenses, the Company is obligated to indemnify an indemnitee for expenses incurred in a proceeding commenced by the indemnitee only if the Board of Directors authorized the commencement of such proceeding.

  •
  Provide that directors and officers seeking advancement of expenses must submit an undertaking to repay such amounts under certain circumstances only if the DGCL requires that such an undertaking be made. The DGCL currently requires such an undertaking to be provided by someone who is a director or officer at the time the advancement is sought, but not by a former director or officer who seeks advancement.

  •
  Clarify that any repeal or modification of the indemnification or advancement of expenses provisions of the Certificate will not adversely affect any right or protection of a director, officer, employee or agent existing at the time of the repeal or indemnification.

  •
  Provide that persons involved in a legal action, rather than just those who are party to a legal action, are entitled to the benefit of the indemnification provisions. This would allow an indemnitee who incurs costs by appearing as a witness, for example, to be indemnified.

  •
  Require the Company to pay claims for indemnification within 60 days of submission to the Company and to pay claims for advancement of expenses within 30 days of submission to the Company. If the Company fails to do so, an indemnitee will be authorized to bring suit against the Company to recover the unpaid amount of such claim and, if successful in such an action, or in a suit brought by the Company to recover an advancement of expenses, will be entitled to be paid the expenses of bringing or defending the suit.

  •
  Specify other procedures relating to the handling of claims for indemnification and advancement of expenses.

        In addition, certain provisions of the Certificate (Article XIII and Annex I and any references thereto) that, by their terms, have no effect after May 3, 2003 have been eliminated from the Proposed Certificate.

        The Board of Directors of the Company recommends a vote "FOR" the adoption of the Amended and Restated Certificate of Incorporation.

ITEM 3—APPROVAL OF THE AMENDED AND RESTATED
VIACOM INC. SENIOR EXECUTIVE SHORT-TERM INCENTIVE PLAN

        The Board of Directors of the Company has approved and is submitting for stockholder approval an Amended and Restated Viacom Inc. Senior Executive Short-Term Incentive Plan that amends certain provisions of the Company's current Senior Executive Short-Term Incentive Plan (the "Existing Plan") to expand the performance criteria on which bonuses payable under the plan are based and to provide that the maximum limit on such bonuses is based on current compensation levels. The text of the Existing Plan, as amended and restated to incorporate the proposed amendments, is attached as Exhibit C (the "Proposed Plan" and, together with the Existing Plan, the "Plans"). The following description of the Proposed Plan should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the Proposed Plan in Exhibit C.

        The Existing Plan has provided objective performance-based annual bonuses for selected senior executives of the Company, subject to a maximum limit, starting with the 1994 calendar year. The Board of Directors and the stockholders of the Company approved the Existing Plan and all material amendments. Approximately ten executive officers of the Company have participated in the Existing Plan annually.

        Amounts paid under the Plans qualify as "performance-based compensation" which is excluded from the $1 million limit on deductible compensation set forth in Section 162(m) of the Code. The Compensation Committee determines awards under the Plans based upon the achievement of certain performance criteria, including Company performance, which are not currently determinable. For this reason, it is not possible to determine the amounts that will be received by senior executives participating in the Proposed Plan in the future.

DESCRIPTION OF THE PROPOSED PLAN

Administration

        The Proposed Plan will be administered by the Compensation Committee or another committee appointed by the Board (the "Committee"). The Committee must be comprised of at least two members of the Board of Directors, each of whom must be an "outside director" within the meaning of Section 162(m) of the Code. The Proposed Plan authorizes the Committee to approve awards to selected executive officers of the Company and its subsidiaries and divisions at the level of Senior Vice President or above.

Awards

        Under the Proposed Plan, the Committee will designate the executive officers who will participate in the Proposed Plan for each performance period and establish, in writing, performance criteria and target awards for each participant for such performance period not later than ninety days after the start of such period but in any event before not more than 25% of such period has elapsed. A performance period generally corresponds to the Company's fiscal calendar year but could, in certain circumstances, be a longer or shorter period designated by the Committee.

        The performance criteria relate to the achievement of financial goals. For performance periods beginning on or after January 1, 2004, such criteria will relate to one or more of the following: EBITDA, operating income, free cash flow, or net earnings. For this purpose, "EBITDA" is defined as the Company's operating income before depreciation, amortization and inter-company eliminations, and "free cash flow" is defined as the Company's operating income before depreciation and amortization, less cash interest, taxes paid, working capital requirements and capital expenditures. "Operating income" and "net earnings" are defined in accordance with generally accepted accounting principles in the United States (GAAP).

        Shortly after the end of each performance period, the Committee will certify whether the performance criteria have been achieved; if so, the awards will have been earned, subject to the Committee's right, in its sole discretion, to reduce the amount of the award to any participant to reflect the Committee's assessment of the participant's individual performance or for any other reason. These awards will be payable in cash as soon as practicable thereafter.

        To receive an award under the Proposed Plan, the participant must have remained in the continuous employ of the Company or its subsidiaries through the end of the applicable performance period. If the Company or any subsidiary terminates a participant's employment other than for cause, a participant terminates his employment for "good reason" or a participant becomes permanently disabled or dies during a performance period, such participant or his estate will be awarded, unless his employment agreement provides otherwise, a pro rata portion of the award for such performance period, subject to the Committee's right, in its sole discretion, to reduce the amount of such award to reflect the Committee's assessment of such participant's individual performance prior to the termination of such participant's employment, such participant's becoming permanently disabled or such participant's death, as the case may be, or for any other reason.

Maximum Award

        The Proposed Plan provides that the maximum award to any participant for any performance period cannot exceed the amount determined by multiplying the participant's "salary" by a factor of eight. For performance periods beginning on or after January 1, 2004, "salary" is defined as the sum of (i) the participant's base salary on March 20, 2003 and (ii) an amount equal to the annual rate of any compensation for such performance period deferred pursuant to the participant's employment agreement entered into on or before March 20, 2003 until no earlier than the year after the participant ceases to be an executive officer of the Company. If the employment agreement for any participant expires or is no longer in effect for all or any part of a performance period, "salary" for such period is defined as the sum of (i) the participant's base salary on March 20, 2003 and (ii) an amount equal to the annual rate of any compensation deferred pursuant to the participant's employment agreement for the final performance period for which such agreement was in effect. For any participant hired after March 20, 2003, "salary" is defined as the sum of (i) the participant's base salary on the date of hire and (ii) an amount equal to the annual rate of any compensation for the year of hire deferred pursuant to his employment agreement in effect on the date of hire until no earlier than the year after the participant ceases to be an executive officer of the Company; provided, that the "salary" for any participant hired after March 20, 2003 shall not exceed 1.5 times the highest "salary" on March 20, 2003 of any participant in the Proposed Plan on that date.

        The maximum dollar amount of compensation that could be payable to any participant under the Proposed Plan for any performance period during the next five years is the maximum award that could be paid to the Chief Executive Officer for calendar year 2008 of eight times the sum of his salary of $1,000,000 and his deferred compensation for 2008 of $5,430,766.

Adjustments

        In the event that, during a performance period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or any other extraordinary event, occurs, or any other event or circumstance occurs which has the effect, as determined by the Committee in its sole and absolute discretion, of distorting the applicable performance criteria involving the Company, including, without limitation, changes in accounting standards, the Committee may adjust or modify, as determined by the Committee in its sole and absolute discretion, the calculation of EBITDA, operating income, free cash flow and/or net earnings, or the applicable performance criteria, to the extent necessary to prevent the reduction or enlargement of participants' awards for such performance period attributable to such transaction, circumstance or event.

Transfer Restrictions, Etc.

        The rights of a participant with respect to awards under the Plan will not be transferable by a participant other than by will or the laws of descent and distribution. No award under the Plan will be construed as giving any employee a right to continued employment with the Company.

Amendment

        The Board of Directors of the Company may at any time alter, amend, suspend or terminate the Plan in whole or in part.

Comparison to Existing Plan

        The major differences in the terms of the Proposed Plan as compared to the Existing Plan relate to the performance criteria on which bonuses payable under the plan are based and the definition of salary used to determine the maximum limit on the bonus paid to any executive participating in the plan. In the Existing Plan, the performance criteria related to "operating income", which was defined as EBITDA (revenues less operating expenses other than depreciation, amortization and non-recurring charges) was used and/or to "net earnings" which was defined as earnings from continuing operations. "Salary" was defined in the Existing Plan as the sum of (i) the participant's base salary on May 25, 2000, and (ii) an amount equal to the annual rate of any compensation for such year deferred pursuant to the participant's employment agreement in effect on May 25, 2000 until no earlier than the year after the participant ceased to be an executive officer of the Company. These definitions of the performance criteria and salary remain in effect for the 2003 performance period.

        The Board of Directors recommends a vote "FOR" the approval of the Amended and Restated Viacom Inc. Senior Executive Short-Term Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth certain information, as of December 31, 2002, concerning shares of the Company's Common Stock authorized for issuance under (i) equity compensation plans approved by Viacom stockholders, and (ii) equity compensation plans assumed by Viacom in the Viacom/CBS merger and the Infinity merger pursuant to which awards were made after completion of the respective mergers. Other than as discussed in note (1) below, all shares reflected in the table are shares of the Company's Class B Common Stock.

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (2)	85,432,582		$41.03	67,879,728
Equity compensation plans not approved by security holders (3)	4,343,687	(4)	$45.33	27,916,163	(5)(6)

Total	89,776,269		$41.24	95,795,891

NOTES:

(1)
This table does not include plans assumed by Viacom pursuant to the Viacom/CBS merger, the Infinity merger, the acquisition of BET, the Blockbuster merger and the Paramount merger (collectively, the "Mergers"), if no awards were made under such plans after completion of the respective Mergers. This table does not, therefore, include options for 6,996 shares of Viacom Class A Common Stock in the aggregate, options for 48,601,997 shares of Viacom Class B Common Stock in the aggregate, a warrant for 135,420 shares of Viacom Class B Common Stock and 5,698 shares of Class B Common Stock underlying common stock equivalents credited to CBS directors, all of which were assumed in the Mergers and outstanding as of December 31, 2002. The weighted average exercise price of these options and warrants as of December 31, 2002 was $29.45.

(2)
These plans are the Viacom Inc. 1989, 1994, 1997 and 2000 Long-Term Management Incentive Plans and the Viacom Inc. 1993, 1994 and 2000 Outside Directors Stock Option Plans.

(3)
These plans are the CBS 1991 Long-Term Incentive Plan (the "CBS 1991 LTIP"), the CBS 1993 Long-Term Incentive Plan (the "CBS 1993 LTIP") and the Infinity 1998 Long-Term Incentive Plan (the "Infinity 1998 LTIP") that were assumed by Viacom pursuant to the Viacom/CBS merger and the Infinity merger and pursuant to which additional awards, reflected in column (a) in the table, were made after the applicable dates of such mergers.

(4)
This number does not include options for 28,092,355 shares of Viacom Class B Common Stock assumed by Viacom in the Viacom/CBS merger and the Infinity merger with a weighted-average exercise price of $33.61 that were granted under the CBS 1991 LTIP, the CBS 1993 LTIP and the Infinity 1998 LTIP.

(5)
The CBS 1993 LTIP that was assumed by Viacom in connection with the Viacom/CBS merger provides for an automatic share reserve increase on January 1 of each calendar year from 1994 up to and including 2003 by an amount equal to 1% of the number of shares outstanding on December 31 of the preceding year. Viacom did not continue this automatic share reserve increase after the Viacom/CBS merger. As such, the number noted in the table only reflects the 1% increase up to and including January 1, 2000.

(6)
The Infinity 1998 LTIP that was assumed by Viacom in connection with the Infinity merger provides for an automatic share reserve increase on January 1 of each calendar year from and including January 1, 2001 by 10,000,000 shares of Infinity Class A Common Stock. Viacom did not continue this automatic share reserve increase after the Infinity merger. As such, the number noted in the table only reflects such increase up to and including January 1, 2001.

        Below are descriptions of equity compensation plans not approved by Viacom security holders and under which awards were made after the dates of the Viacom/CBS merger and the Infinity merger, as applicable (see note (3)).

CBS 1991 LTIP, CBS 1993 LTIP and Infinity 1998 LTIP:

        Viacom assumed the CBS 1991 LTIP and the CBS 1993 LTIP (together, the "CBS LTIPS") when CBS Corporation merged into Viacom in May 2000. Viacom assumed the Infinity 1998 LTIP when Infinity Broadcasting Corporation merged into Viacom in February 2001. Stock options issued under the CBS LTIPS and the Infinity 1998 LTIP prior to the respective mergers were converted into Viacom options with the number of options and the related exercise prices adjusted, in the case of the CBS Merger, by 1.085 to reflect the CBS exchange ratio and, in the case of the Infinity merger, by 0.592 to reflect the Infinity exchange ratio.

        The CBS LTIPS and the Infinity 1998 LTIP provide for grants of non-statutory stock options, stock appreciation rights and limited stock appreciation rights, performance awards and restricted stock. The CBS 1993 LTIP and the Infinity 1998 LTIP also provide for grants of incentive stock options. Stock options were the only awards issued under the CBS LTIPS and the Infinity 1998 LTIP that were assumed by Viacom at the time of the respective mergers and that are currently outstanding.

        The maximum number of shares of Viacom Class B Common Stock available for future grants is 5,783,680 under the CBS 1991 LTIP, 6,010,246 under the CBS 1993 LTIP and 16,122,237 under the Infinity 1998 LTIP. As discussed in notes (5) and (6) to the Equity Compensation Plan Table, the CBS 1993 LTIP and the Infinity 1998 LTIP provide for an annual automatic share reserve increase which Viacom did not continue after the dates of the respective mergers. As such, the numbers noted in the first sentence of this paragraph only reflect these automatic increases up to and including January 1, 2000 for the CBS 1993 LTIP and January 1, 2001 for the Infinity 1998 LTIP.

        Employees of Viacom and its subsidiaries are currently eligible to receive awards under the CBS LTIPS and the Infinity 1998 LTIP. Prior to the Viacom/CBS merger and the Infinity merger, stock options were awarded by CBS and Infinity to their respective management and employees under the CBS LTIPS and the Infinity 1998 LTIP. Option grants pursuant to the "Fund the Future" program were also made under these plans. After the mergers, Viacom awarded stock options in 2001 and 2002 under the CBS LTIPS and the Infinity 1998 LTIP pursuant to the "Fund the Future" program to certain employees in the CBS, Infinity and King World divisions of Viacom. No awards have been made under the CBS LTIPS and the 1998 Infinity LTIP since 2002 and Viacom does not expect to make any additional awards under the CBS LTIPS or the Infinity 1998 LTIP.

        The exercise price of stock options issued under the CBS LTIPS and the Infinity 1998 LTIP cannot be less than the fair market value on the date of grant. The management stock options granted under the CBS LTIPS and the Infinity 1998 LTIP generally vested over a one to four-year period and a one to three-year period, respectively, and vested options could be exercised at any time until the ten-year expiration date subject to provisions regarding termination of employment.

        Stock options granted under the CBS LTIPS and the Infinity 1998 LTIP pursuant to the "Fund the Future" program are subject to a three-year holding period as well as a vesting schedule that is related to years of service. Generally, vested options granted under this program are portable and can be exercised once the three-year holding period has been satisfied but not beyond the ten-year expiration date, subject to provisions regarding termination of employment. The Compensation Committee has the power to accelerate the time at which any option may vest or be exercised.

        No awards may be granted under the CBS 1993 LTIP and the Infinity 1998 LTIP after May 25, 2003 and December 6, 2008, respectively. The CBS 1991 LTIP will continue until termination by the Viacom Board of Directors.

ITEM 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent auditors for calendar year 2003. The Audit Committee has reviewed the firm's independence from the Company as described above in the "Report of the Audit Committee". Services provided to the Company and its subsidiaries by PricewaterhouseCoopers LLP during calendar year 2002 are described under "Audit and Non-Audit Fees" above.

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they so desire. They will also be available to respond to questions at the Annual Meeting.

        The Board of Directors recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for calendar year 2003.

OTHER MATTERS

        If you would like to contact Viacom's non-management directors, you may send an e-mail to: nonmanagementdirectors@viacom.com or you may write to: Viacom Inc., 1515 Broadway, New York, NY 10036-5794, Attention: Non-Management Directors—52nd Floor.

        In an effort to reduce paper mailed to stockholders' homes and to help lower printing and postage costs, stockholders can now view Proxy Statements, Annual Reports and related materials online. With a stockholder's consent, the Company will cease sending paper copies of these documents by mail. If you are interested in participating in this electronic delivery program, you should visit www.icsdelivery.com/viacom or select the Electronic Delivery of Stockholder Materials link on the Investor Relations section of the Company's web site www.viacom.com.

        As of the date of this Proxy Statement, Management does not intend to present and has not been informed that any other person intends to present any matter for action not specified in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the holders of the Proxies will act in respect thereof in accordance with their best judgment.

        In order for proposals by stockholders to be considered for inclusion in the Proxy and Proxy Statement relating to the 2004 Annual Meeting of Stockholders, such proposals must be received at the principal executive offices of the Company on or before December 16, 2003 and should be submitted to the attention of Michael D. Fricklas, Secretary.

By Order of the Board of Directors,

MICHAEL D. FRICKLAS Secretary

        THE COMPANY HAS SENT OR IS SENDING (OR, IF REQUESTED, PROVIDING ELECTRONICALLY) A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH OF ITS STOCKHOLDERS OF RECORD ON MARCH 24, 2003 AND EACH BENEFICIAL STOCKHOLDER ON THAT DATE. IF YOU HAVE NOT RECEIVED YOUR COPY, THE COMPANY WILL PROVIDE A COPY WITHOUT CHARGE (A REASONABLE FEE WILL BE CHARGED FOR EXHIBITS), UPON RECEIPT OF WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, ATTENTION SECRETARY.

EXHIBIT A

VIACOM INC.
AUDIT COMMITTEE CHARTER

Purpose

        The Committee is established by the Board of Directors for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

        The Committee is responsible for assisting the Board's oversight of (1) the quality and integrity of the Company's financial statements and related disclosure, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditors.

Composition

  1.
  Members.    The Committee shall consist of as many members as the Board, in consultation with the Committee itself, shall determine, but in any event not fewer than three members. The members of the Committee shall be appointed annually by the Board, taking into account the recommendation of the Corporate Governance Committee of the Board.1

  2.
  Qualifications.    Each member of the Committee shall meet all applicable independence, financial literacy and other requirements of law and the New York Stock Exchange. The Committee shall have at least one member with financial expertise necessary to meet the requirements of the New York Stock Exchange and who either falls within the definition of "audit committee financial expert" as defined by the Securities and Exchange Commission or who, in the business judgment of the Board, is capable of serving the functions expected of such an audit committee financial expert.

  3.
  Chair.    The Chair of the Committee shall be elected by the Board, taking into account the recommendation of the Corporate Governance Committee of the Board.

  4.
  Removal and Replacement.    The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board, taking into account the recommendation of the Corporate Governance Committee of the Board.

Operations

  1.
  Meetings.    The Chair of the Committee, in consultation with the Committee members, shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least eight times per year. The Committee shall meet separately, periodically, with management, the general counsel, the internal auditors and the independent auditor. The Committee shall also meet separately with the independent auditor at every meeting of the Committee at which the independent auditor is present.

  2.
  Agenda.    The Chair of the Committee shall develop and set the Committee's agenda, in consultation with other members of the Committee. Each member of the Board and members of management are free to suggest the inclusion of items on the agenda. The agenda and information concerning the business to be conducted at each Committee meeting shall, to the extent practical, be communicated to the members of the Committee sufficiently in advance of each meeting to permit meaningful review.

1
Prior to May 4, 2003, each reference in this Charter to the Corporate Governance Committee of the Board shall be deemed to be a reference to the Corporate Governance Advisory Panel of the Board.

  3.
  Report to Board.    The Committee shall report regularly to the entire Board and shall submit to the Board the minutes of its meetings.

  4.
  Self-Evaluation; Assessment of Charter.    The Committee shall conduct an annual performance self-evaluation and shall report to the entire Board the results of the self-evaluation. The Committee shall assess the adequacy of this Charter annually and recommend any changes to the Board.

Authority and Duties

Independent Auditor's Qualifications and Independence

  1.
  The Committee shall be directly responsible for the appointment, retention, termination, compensation and oversight of the work of the independent auditor employed by the Company (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

  2.
  The Committee shall have the sole authority to preapprove all auditing services and permitted non-audit services to be provided by the independent auditor. The Committee may form and delegate to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting. The Committee shall review with the lead audit partner whether any of the senior audit team members receive any discretionary compensation from the audit firm with respect to non-audit services performed by the independent auditor.

  3.
  The Committee shall obtain and review with the lead audit partner and, if the Committee deems it appropriate, a more senior representative of the independent auditor, annually or more frequently as the Committee considers appropriate, a report by the independent auditor describing: the independent auditor's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry, review or investigation by governmental or professional or other regulatory authorities, within the preceding five years, respecting independent audits carried out by the independent auditor, and any steps taken to deal with these issues; and (to assess the independent auditor's independence) all relationships between the independent auditor and the Company.

  4.
  The Committee shall review the experience, qualifications and performance of the senior members of the independent auditor team.

  5.
  The Committee shall preapprove the hiring of any employee or former employee of the independent auditor who was a member of the Company's audit team during the preceding three fiscal years. In addition, the Committee shall preapprove the hiring of any employee or former employee of the independent auditor (within the preceding three fiscal years) for senior positions within the Company, regardless of whether that person was a member of the Company's audit team.

Financial Statements and Related Disclosure

  6.
  The Committee shall review and discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," before the filing of the Company's Form 10-K and Form 10-Q.

  7.
  The Committee shall discuss generally with management earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee (or a subcommittee thereof) shall review and discuss with management earnings press releases before they are issued.

  8.
  The Committee shall review with the independent auditor: (a) all critical accounting policies and practices to be used by the Company in preparing its financial statements, (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (c) other material communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences. In addition, the Committee shall review with the independent auditor any audit problems or difficulties and management's response.

  9.
  The Committee shall review with management, and any outside professionals as the Committee considers appropriate, the effectiveness of the Company's disclosure controls and procedures.

  10.
  The Committee shall review with management, and any outside professionals as the Committee considers appropriate, important trends and developments in financial reporting practices and requirements and their effect on the Company's financial statements.

  11.
  The Committee shall prepare the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement.

Performance of the Internal Audit Function and Independent Auditors

  12.
  The Committee shall review with management, the internal auditor and the independent auditor the scope, planning and staffing of the proposed audit for the current year. The Committee shall also review the internal audit function's organization, responsibilities, plans, results, budget and staffing. In addition, the Committee shall review and advise on the appointment, replacement, reassignment, dismissal and compensation of the principal internal auditor.

  13.
  The Committee shall review with management, the internal auditor and the independent auditor the quality, adequacy and effectiveness of the Company's internal controls and any significant deficiencies or material weaknesses in internal controls.

  14.
  The Committee shall review and discuss the Company's policies with respect to risk assessment and risk management.

Compliance with Legal and Regulatory Requirements

  15.
  The Committee shall review with management, and any internal or external counsel as the Committee considers appropriate, any legal matters (including the status of pending litigation) that may have a material impact on the Company and any material reports or inquiries from regulatory or governmental agencies.

  16.
  The Committee shall review with the general counsel the adequacy and effectiveness of the Company's procedures to ensure compliance with its legal and regulatory responsibilities.

  17.
  The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  18.
  The Committee shall obtain reports from management, the internal auditor and the independent auditor regarding compliance with applicable legal and regulatory requirements, including the Foreign Corrupt Practices Act.

        The foregoing list of duties is not exhaustive, and the Committee may, in addition, perform such other functions as may be necessary or appropriate for the performance of its oversight function. The Committee has the power to delegate its authority and duties to subcommittees or individual members of the Committee as it deems appropriate. In discharging its oversight role, the Committee shall have full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors, in its sole discretion.

Clarification of Audit Committee's Role

        The Committee's responsibility is one of oversight. It is the responsibility of the Company's management to prepare consolidated financial statements in accordance with applicable law and regulations and of the Company's independent auditor to audit those financial statements. Therefore, each member of the Committee shall be entitled to rely, to the fullest extent permitted by law, on the integrity of those persons and organizations within and outside the Company from whom he or she receives information, and the accuracy of the financial and other information provided to the Committee by such persons.

EXHIBIT B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
VIACOM INC.

         (Originally incorporated on November 10, 1986 under the name Arsenal Holdings, Inc.)
 ARTICLE I
NAME
The name of this Corporation is Viacom Inc.
 ARTICLE II
REGISTERED OFFICE AND AGENT FOR SERVICE

        The registered office of the Corporation in the State of Delaware is located at Suite 400, 2711 Centerville Road, City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent for service of process in Delaware is:

Corporation Service Company
Suite 400
2711 Centerville Road
Wilmington, Delaware 19808
 ARTICLE III
CORPORATE PURPOSES

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV
CAPITAL STOCK

        (1)    Shares, Classes and Series Authorized.

          (a)    The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 10,775,000,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

            (i)    750,000,000 shares of Class A Common Stock, $0.01 par value ("Class A Common Stock").

            (ii)    10,000,000,000 shares of Class B Common Stock, $0.01 par value ("Class B Common Stock").

            (iii)    25,000,000 shares of Preferred Stock, $0.01 par value ("Preferred Stock").

          (b)    The number of authorized shares of Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

        (2)    Powers and Rights of the Class A Common Stock and the Class B Common Stock.

        Except as otherwise expressly provided in this Restated Certificate of Incorporation, all issued and outstanding shares of Class A Common Stock and Class B Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

        A.    Voting Rights and Powers.    Except as otherwise provided in this Restated Certificate of Incorporation or required by law, with respect to all matters upon which stockholders are entitled to vote, the holders of the outstanding shares of Class A Common Stock shall vote together with the holders of any other outstanding shares of capital stock of the Corporation entitled to vote, without regard to class, and every holder of outstanding shares of Class A Common Stock shall be entitled to cast thereon one vote in person or by proxy for each share of Class A Common Stock standing in his name. The holders of shares of Class A Common Stock shall have the relevant class voting rights set forth in Article IX. Except as otherwise required by law, the holders of outstanding shares of Class B Common Stock shall not be entitled to any votes upon any questions presented to stockholders of the Corporation, including but not limited to, whether to increase or decrease (but not below the number of shares then outstanding) the number of authorized shares of Class B Common Stock.

        B.    Dividends.    Subject to the rights and preferences of the Preferred Stock set forth in this Article IV and in any resolution or resolutions providing for the issuance of such stock as set forth in Section (3) of this Article IV, the holders of Class A Common Stock and Class B Common Stock shall be entitled to receive ratably such dividends as may from time to time be declared by the Board of Directors out of funds legally available therefor.

        C.    Distribution of Assets Upon Liquidation.    In the event the Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after there shall have been paid or set aside for the holders of all shares of the Preferred Stock then outstanding the full preferential amounts to which they are entitled under this Article IV or the resolutions, as the case may be, authorizing the issuance of such Preferred Stock, the net assets of the Corporation remaining thereafter shall be divided ratably among the holders of Class A Common Stock and Class B Common Stock.

        D.    Split, Subdivision or Combination.    If the Corporation shall in any manner split, subdivide or combine the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other class of Common Stock shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class of Common Stock have been split, subdivided or combined.

        E.    Conversion.    So long as there are 10,000 shares of Class A Common Stock outstanding, each record holder of shares of Class A Common Stock and Class B Common Stock may convert any or all of such shares into an equal number of shares of Class B Common Stock by surrendering the certificates for such shares, accompanied by payment of documentary, stamp or similar issue or transfer taxes, if any, along with a written notice by such record holder to the Corporation stating that such record holder desires to convert such shares into the same number of shares of Class B Common Stock and requesting that the Corporation issue all of such Class B Common Stock to the persons named therein, setting forth the number of shares of Class B Common Stock to be issued to each such person and the denominations in which the certificates therefor are to be issued.

        (3)    Powers and Rights of the Preferred Stock.

        The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix: the right to vote, if any; the consideration for which the shares of such series are to be issued; the number of shares constituting such series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and, if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the Corporation or for any debt securities of the Corporation and the terms and conditions, including, without limitation, price and rate of exchange, of such conversion or exchange; whether shares of such series shall be subject to redemption, and the redemption price or prices and other terms of redemption, if any, for shares of such series including, without limitation, a redemption price or prices payable in shares of Class A Common Stock or Class B Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof pertaining to shares of such series permitted by law.

        (4)    Issuance of Class A Common Stock, Class B Common Stock and Preferred Stock.

        The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of Class A Common Stock, Class B Common Stock and Preferred Stock herein authorized in accordance with the terms and conditions set forth in this Restated Certificate of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by any of the stockholders of the Corporation, except as otherwise required by law.

ARTICLE V
DIRECTORS

        (1)    Power of the Board of Directors.    The property and business of the Corporation shall be controlled and managed by or under the direction of its Board of Directors. In furtherance, and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

          (a)    To make, alter, amend or repeal the By-Laws of the Corporation; provided that no By-Laws hereafter adopted shall invalidate any prior act of the Directors that would have been valid if such By-Laws had not been adopted;

          (b)    To determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the property, business and affairs of the Corporation, including, without limitation, the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for Board meetings, as well as the manner of taking Board action; and

          (c)    To exercise all such powers and do all such acts as may be exercised by the Corporation, subject to the provisions of the laws of the State of Delaware, this Restated Certificate of Incorporation, and the By-Laws of the Corporation.

        (2)    Number and Qualifications of Directors.    The number of directors constituting the entire Board of Directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than three nor more than twenty. Directors shall be elected to hold office for a term of one year. As used in this Restated Certificate of Incorporation, the term "entire Board of Directors" means the total number of Directors fixed in the manner provided in this Article V Section (2) and in the By-Laws.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS,
OFFICERS AND OTHERS

        (1)    Right to Indemnification.    The Corporation shall indemnify any person who was or is involved in or is threatened to be involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including, without limitation, a trustee) of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against judgments, fines, amounts paid in settlement and expenses (including, without limitation, attorneys' fees), actually and reasonably incurred by him in connection with such action, suit or proceeding. Notwithstanding the foregoing, except as provided in paragraph (7) of this Article VI with respect to proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee, if and only if the Board of Directors authorized the bringing of the action, suit or proceeding (or part thereof) in advance of the commencement of the proceeding.

        (2)    Successful Defense.    To the extent that a present or former Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including, without limitation, attorneys' fees) actually and reasonably incurred by him in connection therewith.

        (3)    Advance Payment of Expenses.

          (a)    Expenses (including attorneys' fees) incurred by a Director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that, to the extent required by the Delaware General Corporation Law, as the same exists or may hereafter be amended, such Director or officer shall submit to the Corporation, prior to the payment of such expenses, an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined in a final, non-appealable judicial decision that such indemnitee is not entitled to be indemnified by the Corporation for such expenses as authorized in this Article.

          (b)    Expenses (including attorneys' fees) incurred by any other employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Corporation deems appropriate.

        (4)    Not Exclusive.    The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Without limiting the foregoing, the Corporation is authorized to enter into an agreement with any Director, officer, employee or agent of the Corporation providing indemnification for such person against expenses, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement that result from any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action by or in the right of the Corporation, that arises by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent allowed by law, except that no such agreement shall provide for indemnification for any actions that constitute fraud, actual dishonesty or willful misconduct.

        (5)    Insurance.    The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

        (6)    Certain Definitions.    For the purposes of this Article VI, (A) any Director, officer, employee or agent of the Corporation who shall serve as a director, officer, employee or agent of any other corporation, joint venture, trust or other enterprise of which the Corporation, directly or indirectly, is or was a stockholder or creditor, or in which the Corporation is or was in any way interested, or (B) any director, officer, employee or agent of any subsidiary corporation, joint venture, trust or other enterprise wholly owned by the Corporation, shall be deemed to be serving as such director, officer, employee or agent at the request of the Corporation, unless the Board of Directors of the Corporation shall determine otherwise. In all other instances where any person shall serve as a director, officer, employee or agent of another corporation, joint venture, trust or other enterprise of which the Corporation is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as such director, officer, employee or agent at the request of the Corporation, the Board of Directors of the Corporation may determine whether such service is or was at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service. For purposes of this Article VI, references to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity. For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries, and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

        (7)    Proceedings to Enforce Rights to Indemnification.

          (a)    If a claim under paragraph (1) of this Article VI is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, or a claim under paragraph (3) of this Article VI is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. Any such written claim under paragraph (1) of this Article VI shall include such documentation and information as is reasonably available to the indemnitee and reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification. Any written claim under paragraph (3) of this Article VI shall include reasonable documentation of the expenses incurred by the indemnitee.

          (b)    If successful in whole or in part in any suit brought pursuant to paragraph 7(a) above, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid and indemnified for the expense of prosecuting or defending such suit.

          (c)    In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation.

        (8)    Preservation of Rights.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of this Article VI by the stockholders of the Corporation entitled to vote thereon shall not adversely affect any right or protection of a Director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

ARTICLE VII
DIRECTOR LIABILITY TO THE CORPORATION

        (a)    A Director's liability to the Corporation for breach of duty to the Corporation or its stockholders shall be limited to the fullest extent permitted by Delaware law as in effect on February 24, 1987 or as thereafter amended. In particular no Director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

(i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the Director derived an improper personal benefit.

        (b)    Any repeal or modification of the foregoing paragraph (a) by the stockholders of the Corporation entitled to vote thereon shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

        (c)    If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the liability of directors, then a Director of the Corporation shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

ARTICLE VIII
RESERVATION OF RIGHT TO AMEND
CERTIFICATE OF INCORPORATION

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Restated Certificate of Incorporation and all rights and powers conferred in this Restated Certificate of Incorporation on stockholders, directors and officers are subject to this reserved power.

        Each reference in the Restated Certificate of Incorporation to "the Restated Certificate of Incorporation," "hereunder," "hereof," or words of like import and each reference to the Restated Certificate of Incorporation set forth in any amendment to the Restated Certificate of Incorporation shall mean and be a reference to the Restated Certificate of Incorporation as supplemented and amended through such amendment to the Restated Certificate of Incorporation.

ARTICLE IX
VOTING RIGHTS

        (1)    Class A Common Stock.    In addition to any other approval required by law or by this Restated Certificate of Incorporation, the affirmative vote of a majority of the then outstanding shares of Class A Common Stock, voted separately as a class, shall be necessary to approve any consolidation of the Corporation with another corporation, any merger of the Corporation into another corporation or any merger of any other corporation into the Corporation pursuant to which shares of Common Stock are converted into or exchanged for any securities or any other consideration.

        (2)    Preferred Stock.    In addition to any other approval required by law or by this Restated Certificate of Incorporation, each particular series of any class of Preferred Stock shall have such right to vote, if any, as shall be fixed in the resolution or resolutions, adopted by the Board of Directors, providing for the issuance of shares of such particular series.

ARTICLE X
STOCK OWNERSHIP
AND THE FEDERAL COMMUNICATIONS LAWS

        (1)    Requests for Information.    So long as the Corporation or any of its subsidiaries holds any authorization from the Federal Communications Commission (or any successor thereto), if the Corporation has reason to believe that the ownership, or proposed ownership, of shares of capital stock of the Corporation by any stockholder or any person presenting any shares of capital stock of the Corporation for transfer into his name (a "Proposed Transferee") may be inconsistent with, or in violation of, any provision of the Federal Communications Laws (as hereinafter defined), such stockholder or Proposed Transferee, upon request of the Corporation, shall furnish promptly to the Corporation such information (including, without limitation, information with respect to citizenship, other ownership interests and affiliations) as the Corporation shall reasonably request to determine whether the ownership of, or the exercise of any rights with respect to, shares of capital stock of the Corporation by such stockholder or Proposed Transferee is inconsistent with, or in violation of, the Federal Communications Laws. For purposes of this Article X, the term "Federal Communications Laws" shall mean any law of the United States now or hereafter in effect (and any regulation thereunder) pertaining to the ownership of, or the exercise of the rights of ownership with respect to, capital stock of corporations holding, directly or indirectly, Federal Communications Commission authorizations, including, without limitation, the Communications Act of 1934, as amended (the "Communications Act"), and regulations thereunder pertaining to the ownership, or the exercise of the rights of ownership, of capital stock of corporations holding, directly or indirectly, Federal Communications Commission authorizations, by (i) aliens, as defined in or under the Communications Act, as it may be amended from time to time, (ii) persons and entities having interests in television or radio stations, daily newspapers and cable television systems or (iii) persons or entities, unilaterally or otherwise, seeking direct or indirect control of the Corporation, as construed under the Communications Act, without having obtained any requisite prior Federal regulatory approval to such control.

        (2)    Denial of Rights, Refusal to Transfer.    If any stockholder or Proposed Transferee from whom information is requested should fail to respond to such request pursuant to Section (1) of this Article or the Corporation shall conclude that the ownership of, or the exercise of any rights of ownership with respect to, shares of capital stock of the Corporation, by such stockholder or Proposed Transferee, could result in any inconsistency with, or violation of, the Federal Communications Laws, the Corporation may refuse to permit the transfer of shares of capital stock of the Corporation to such Proposed Transferee, or may suspend those rights of stock ownership the exercise of which would result in any inconsistency with, or violation of, the Federal Communications Laws, such refusal of transfer or suspension to remain in effect until the requested information has been received and the Corporation has determined that such transfer, or the exercise of such suspended rights, as the case may be, is permissible under the Federal Communications Laws, and the Corporation may exercise any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any such stockholder or Proposed Transferee, with a view towards obtaining such information or preventing or curing any situation which would cause any inconsistency with, or violation of, any provision of the Federal Communications Laws.

        (3)    Legends.    The Corporation may note on the certificates of its capital stock that the shares represented by such certificates are subject to the restrictions set forth in this Article.

        (4)    Certain Definitions.    For purposes of this Article, the word "person" shall include not only natural persons but partnerships, associations, corporations, joint ventures and other entities, and the word "regulation" shall include not only regulations but rules, published policies and published controlling interpretations by an administrative agency or body empowered to administer a statutory provision of the Federal Communications Laws.

ARTICLE XI
TRANSACTIONS WITH DIRECTORS AND OFFICERS

        No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of such stockholders, or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders entitled to vote thereon. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a Committee which authorizes the contract or transaction.

ARTICLE XII
COMPROMISE AND REORGANIZATION

        Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

EXHIBIT C

VIACOM INC.
SENIOR EXECUTIVE
SHORT-TERM INCENTIVE PLAN

(As Amended and Restated through March 20, 2003)

ARTICLE I

GENERAL

SECTION 1.1    Purpose.

        The purpose of the Viacom Inc. Senior Executive Short-Term Incentive Plan (the "Plan") is to benefit and advance the interests of Viacom Inc., a Delaware corporation (the "Company"), by rewarding selected senior executive officers of the Company and its subsidiaries and divisions for their contributions to the Company's financial success and thereby motivate them to continue to make such contributions in the future by granting annual performance-based awards ("Awards").

SECTION 1.2    Administration of the Plan.

        The Plan shall be administered by a committee ("Committee") which shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. The Committee shall be the Compensation Committee of the Company's Board of Directors ("Board") (or such other Committee as may be appointed by the Board) except that (i) the number of directors on the Committee shall not be less than two (2) and (ii) each member of the Committee shall be an "outside director" within the meaning of Section 162(m)(4) of the Internal Revenue Code of 1986, as amended (the "Code"). All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding in all matters relating to the Plan. The Committee shall have authority to determine the terms and conditions of the Awards granted to eligible persons specified in Section 1.3 below ("Participants").

SECTION 1.3    Eligible Persons.

        Awards may be granted only to employees of the Company or one of its subsidiaries at the level of Senior Vice President or at a more senior level who are designated by the Committee as Participants for a given Performance Period (as defined in Section 2.2 below).

ARTICLE II

AWARDS

SECTION 2.1    Awards.

        The Committee may grant Awards to eligible employees with respect to each Performance Period, subject to the terms and conditions set forth in the Plan.

SECTION 2.2    Terms of Awards.

        For each Performance Period designated by the Committee, the Committee shall determine the Participants and establish, in writing, (i) performance goals and objectives ("Performance Targets") for the Company for such Performance Period and (ii) target awards ("Target Awards") for each Participant which shall be a percentage of the Participant's salary (as defined in Section 2.3 below). "Performance Period" shall mean a calendar year or other fiscal year of the Company or other longer or shorter period designated by the Committee with respect to which Awards may be paid. The Committee shall designate the Participants and establish the Performance Targets and the Target Awards for each Performance Period not later than ninety days after the start of such period but in any event before not more than 25% of such period has elapsed.

        For Performance Periods ending on or before December 31, 2003, the Performance Targets shall relate to the achievement of financial goals based on the attainment of specified levels of Operating Income and/or Net Earnings (as such terms are defined in the next sentence) for the Company. For such Performance Periods, for purposes of the Plan, "Operating Income" shall mean revenues less operating expenses (other than depreciation, amortization and non-recurring charges) and "Net Earnings" shall mean earnings from continuing operations.

        For Performance Periods beginning or after January 1, 2004, the Performance Targets shall relate to the achievement of financial goals based on the attainment of specified levels of one or more of the following: EBITDA, Operating Income, Free Cash Flow and Net Earnings (as such terms are defined in the next sentence) for the Company. For such Performance Periods, for purposes of the Plan, (i) "EBITDA" shall mean the Company's Operating Income before depreciation, amortization and inter-company eliminations; (ii) "Operating Income" shall have the meaning provided by generally accepted accounting principles in the United States ("GAAP"); (iii) "Free Cash Flow" shall mean the Company's Operating Income before depreciation and amortization, less cash interest, taxes paid, working capital requirements and capital expenditures; and (iv) "Net Earnings" shall have the meaning provided in GAAP.

SECTION 2.3    Limitation on Awards.

        The aggregate amount of all Awards under the Plan to any Participant for any Performance Period shall not exceed the amount determined by multiplying such Participant's Salary by a factor of eight (8).

        For purposes of the Plan, "Salary" shall mean, for Performance Periods ending on or before December 31, 2003, (a) for any Participant hired on or before May 25, 2000, the sum of (i) the base salary of the Participant on May 25, 2000, and (ii) an amount equal to the annual rate of any compensation for such year deferred pursuant to the Participant's employment agreement as in effect on May 25, 2000 until no earlier than the year after the participant ceases to be an executive officer of the Company; and (b) for any Participant hired after May 25, 2000, the sum of (x) such Participant's base salary on the date of hire, and (y) an amount equal to the annual rate of any compensation for the year of hire deferred pursuant to such Participant's employment agreement as in effect on his date of hire until no earlier than the year after the Participant ceases to be an executive officer of the Company; provided, that the Salary for this purpose of a Participant hired after May 25, 2000 shall not exceed 1.5 times the highest Salary on May 25, 2000 for any Participant determined pursuant to clause (a) of this paragraph of Section 2.3.

        For purposes of the Plan, "Salary" shall mean, for Performance Periods beginning on or after January 1, 2004, (A) for any Participant hired on or before March 20, 2003, the sum of (i) the base salary of the Participant on March 20, 2003, and (ii) an amount equal to the annual rate of any compensation for such Performance Period deferred pursuant to the participant's employment agreement entered into on or before March 20, 2003 until no earlier than the year after the Participant ceases to be an executive officer of the Company; provided, that, if the employment agreement for the Participant expires or is no longer in effect for all or any part of a Performance Period, the Participant's Salary for such Performance Period shall mean the sum of (x) the base salary of the Participant on March 20, 2003, and (y) an amount equal to the annual rate of any compensation deferred pursuant to the Participant's employment agreement for the final Performance Period for which such agreement was in effect; and (B) for any Participant hired after March 20, 2003, the sum of (i) such participant's base salary on the date of hire, and (ii) an amount equal the annual rate of any compensation for the year of hire deferred pursuant to such Participant's employment agreement as in effect on his date of hire until no earlier than the year after the Participant ceases to be an executive officer of the Company; provided, that the Salary for this purpose of a Participant hired after March 20, 2003 shall not exceed 1.5 times the highest Salary on March 20, 2003 for any Participant determined pursuant to clause (A) of this paragraph of Section 2.3.

SECTION 2.4    Determination of Award.

        The Committee shall, promptly after the date on which the necessary financial or other information for a particular Performance Period becomes available, certify whether the Performance Targets have been achieved in the manner required by Section 162(m) of the Code. If the Performance Targets have been achieved, the Awards for such Performance Period shall have been earned except that the Committee may, in its sole discretion, reduce the amount of any Award to reflect the Committee's assessment of the Participant's individual performance or for any other reason. Subject to Section 2.5, such Awards shall become payable in cash as promptly as practicable thereafter.

SECTION 2.5    Employment Requirement.

        To be eligible to receive an Award, the Participant must have remained in the continuous employ of the Company or its subsidiaries through the end of the applicable Performance Period. If the Company or any subsidiary terminates a Participant's employment other than for "cause", a Participant terminates his employment for "good reason" or a Participant becomes "permanently disabled" (in each case, as determined by the Committee in its sole discretion) or a Participant dies during a Performance Period, such Participant or his estate shall be awarded, unless his employment agreement provides otherwise, a pro rata portion of the amount of the Award for such Performance Period except that the Committee may, in its sole discretion, reduce the amount of such Award to reflect the Committee's assessment of such Participant's individual performance prior to the termination of such participant's employment, such Participant's becoming permanently disabled or such Participant's death, as the case may be, or for any other reason.

ARTICLE III

ADJUSTMENT OF AWARDS

        In the event that, during a Performance Period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event, or any other extraordinary event, occurs, or any other event or circumstance occurs which has the effect, as determined by the Committee in its sole and absolute discretion, of distorting the applicable performance criteria involving the Company, including, without limitation, changes in accounting standards, the Committee may adjust or modify, as determined by the Committee in its sole and absolute discretion, the calculation of EBITDA, Operating Income, Free Cash Flow or Net Earnings or, the applicable Performance Targets, to the extent necessary to prevent reduction or enlargement of Participants' Awards under the Plan for such Performance Period attributable to such transaction, circumstance or event. Such adjustments shall be conclusive and binding for all purposes.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1    No Rights to Awards or Continued Employment.

        No employee shall have any claim or right to receive Awards under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained by the Company or any of its subsidiaries.

SECTION 4.2    Restriction on Transfer.

        The rights of a Participant with respect to Awards under the Plan shall not be transferable by the Participant to whom such Award is granted, otherwise than by will or the laws of descent and distribution.

SECTION 4.3    Withholding.

        The Company, or a subsidiary thereof, as appropriate shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant's beneficiary or beneficiaries any federal, state or local taxes required by law to be withheld with respect to such payments.

SECTION 4.4    No Restriction on Right of Company to Effect Changes.

        The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event involving the Company or a subsidiary thereof or any other event or series of events, whether of a similar character or otherwise.

SECTION 4.5    Source of Payments.

        The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

SECTION 4.6    Amendment and Termination.

        The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part. No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been made, adversely affect the rights of such participant in such Award.

SECTION 4.7    Governmental Regulations.

        The Plan, and all Awards hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities.

SECTION 4.8    Headings.

        The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

SECTION 4.9    Governing Law.

        The Plan and all rights and Awards hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

SECTION 4.10    Effective Date.

        The Plan became effective as of January 1, 1994. The first amendment and restatement thereof became effective as of March 27, 1996. The second amendment and restatement became effective as of March 18, 1999. The third amendment and restatement thereof became effective as of May 25, 2000. The fourth amendment and restatement thereof became effective as of March 20, 2003; provided, however, that it shall be a condition to the effectiveness of the fourth amendment and restatement of the Plan, that the stockholders of the Company approve the fourth amendment and restatement of the Plan at the 2003 Annual Meeting of Stockholders. Such approval shall meet the requirements of Section 162(m) of the Code and the regulations thereunder. If such approval is not obtained, then the fourth amendment and restatement of the Plan shall not be effective.

Viacom Inc.
1515 Broadway
New York, New York 10036

VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 20, 2003. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.	VOTE BY PHONE—1-800-690-6903
If you live in the United States or Canada, use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 20, 2003. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the recorded instructions.	VOTE BY MAIL Mark, sign and date your proxy card and return it in the enclosed postage prepaid envelope.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy.

DETACH PROXY HERE IF YOU ARE NOT VOTING BY TELEPHONE OR
INTERNET AND MARK BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VIACOM INC.

1.	Election of Directors

Nominees:
01) George S. Abrams, 02) David R. Andelman, 03) Joseph A. Califano, Jr.,
04) William S. Cohen, 05) Philippe P. Dauman, 06) William H. Gray III, 07) Alan C. Greenberg, 08) Mel Karmazin, 09) Jan Leschly,
10) David T. McLaughlin, 11) Shari Redstone, 12) Sumner M. Redstone, 13) Frederic V. Salerno, 14) William Schwartz, 15) Ivan Seidenberg,
	16) Patty Stonesifer, 17) Robert D. Walter	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominees, mark "For All Except" and write the nominee's number on the line below.

		For	Against	Abstain
2.	Adoption of the Amended and Restated Certificate of Incorporation of Viacom Inc.	☐	☐	☐
3.	Approval of the Amended and Restated Viacom Inc. Senior Executive Short-Term Incentive Plan.	☐	☐	☐
4.	Ratification of appointment of PricewaterhouseCoopers LLP to serve as independent auditors for Viacom Inc. for calendar year 2003.	☐	☐	☐

Please sign exactly as your name(s) appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Change of Address and/or Comments Mark Here and note on the right ☐
Please indicate if you plan to attend this meeting. If you check "yes," an admission ticket will be sent to you. YES ☐ NO ☐

Please sign, date and return this proxy in the enclosed postage prepaid envelope.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

PROXY

VIACOM INC.
1515 Broadway
New York, New York 10036

Annual Meeting Proxy Card

        The undersigned hereby appoints SUMNER M. REDSTONE, MEL KARMAZIN and MICHAEL D. FRICKLAS, and each of them, as proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Class A Common Stock of Viacom Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Equitable Center, 787 Seventh Avenue (at 51st Street), New York, New York at 10:00 a.m. on Wednesday, May 21, 2003, and at any adjournments or postponements thereof, upon the matters set forth on the reverse side as more fully described in the Notice of 2003 Annual Meeting and Proxy Statement.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VIACOM INC. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

        You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Director's recommendations.

        The proxies are directed to vote as specified on the reverse side hereof and in their discretion on all other matters. The Board of Directors has proposed and recommends a vote FOR Proposals (1), (2), (3) and (4). Unless otherwise specified, the vote represented by this proxy will be cast FOR Proposals (1), (2), (3) and (4).

Attention participants in 401(k) plans: If you hold shares of Viacom Inc. Class A Common Stock through the Viacom Inc. or Blockbuster Inc. 401(k) plan, you should complete and return this proxy to instruct the Trustee of the respective plan how to vote your shares. Any shares of Viacom Inc. Class A Common Stock held in the Viacom Inc. or Blockbuster Inc. 401(k) plan for which the Trustees do not receive timely voting instructions will be voted by the Trustees in the same proportion as shares held in the respective plan that have been voted.

(Continued, and to be signed and dated on the reverse side.)

Viacom Inc.
c/o ADP
51 Mercedes Way
Edgewood, NY 11717